UNITED STATES

SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINHA INTERNATIONAL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	5961
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation)	Classification Code Number)	Number)

Yihe Center

5 Xinzhong Avenue, Suite 918

Shiqi District, Zhongshan

People’s Republic of China 528400

+86 (760) 8896-3655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein &Blader, P.C.

101 Grovers Mill Road, Suite 200,

Lawrenceville, NJ 08648

Tel: (609) 275 0400

Fax: (609) 557 0969

Vcorp Services, LLP

1645 Village Center Circle, Suite 170

Las Vegas, Nevada 89134

(707) 525-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	339,500	$0.10	$33,950	$4.37

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of additional common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). The proposed maximum offering price per share is based on the last private sales price for common stock of the registrant as there is currently no public market price for the registrant’s common stock. The last private sales price is determined by the price at which the registrant’s common stock was sold in a private placement completed on August 16, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act or until the registration statement shall become effective on such date as the commission, acting pursuant to such section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED February 5, 2014

WINHA International Group Limited

339,500 Shares of Common Stock

(“Wanqiwang”)

This prospectus relates to the resale by the selling shareholders named in this prospectus of up to 339,500 shares of common stock, par value $0.001 per share.

Our common stock is presently not traded on any market or securities exchange and there is currently no public trading market for our shares. We intend to apply for quotation of our common stock on the Over the Counter Bulletin Board (the “OTC Bulletin Board”).  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment. There can be no assurance that an active trading market will develop, or if an active market does develop, that it will continue.

The selling stockholders will offer and sell our common stock within a price range of up to $1.50 per share until a public market emerges for our common stock and, thereafter, at prevailing market prices.

We will not receive any of the proceeds from the sale of the common stock by the selling shareholders. We have agreed to pay all of the registration expenses incurred in connection with the registration of the common stock, but we will not pay any of the selling commissions, brokerage fees and related expenses.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, may elect to comply with certain reduced public company reporting requirements for future filings. However, we have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), and this election is irrevocable. Please refer to more discussions under “Prospectus Summary” beginning on page 4 and “Risk Factors” beginning on page 8 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

We are a development stage company. In the course of our development activities, we have not generated any revenues and have sustained losses, and we anticipate that we will incur continued losses. Our auditor has expressed substantial doubt as to our ability to continue as a going concern. Our ability to continue as a going concern will depend on our ability to meet obligations as they become due and obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: February 5, 2014

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You should rely only on the information contained in this prospectus that we authorize to be distributed to you.  We have not authorized any other person to provide you with information different from that contained in this prospectus that we authorize to be distributed to you.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Third Party Data

This prospectus contains estimates and other information concerning our industry, which are based on industry publications, surveys and forecasts, including those generated by us. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Please contact us if you have any specific questions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights select information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the “Financial Statements,” before making an investment decision.

In this prospectus, the terms “WINHA,” “Company,” “we,” “us,” and “our,” refer to WINHA International Group Limited, and its wholly-owned subsidiary C&V International Holdings Company Limited (“C&V International”), C&V International’s wholly-owned subsidiary WINHA International Investment Holdings Company Limited (“WINHA International”), WINHA International’s wholly-owned subsidiary Shenzhen WINHA Information Technology Company, Ltd. (“Shenzhen WINHA”), and Shenzhen WINHA’s variable interest entity Zhongshan WINHA Electronic Commerce Company Limited (“Zhongshan WINHA”).

Overview

WINHA sells local specialty products from different regions across China through its self-operated physical store, website, mobile store, set-top boxes for television sets, and a regional distributor. Our innovative business model utilizes a multi-channel shopping platform to sell locally-produced food, beverages, and arts and crafts that are well-known across China. Through our comprehensive shopping platform, we provide customers with access to a large variety of local products that can typically only be found in local stores or markets in specific regions.

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Our Business Model

We do not directly own our business operation in China. We conduct retail business through our variable interest entity, Zhongshan WINHA, which we control by a series of contractual arrangements. The following chart demonstrates our current corporate structure:

(1)	Zhongshan WINHA was acquired by the Company through contractual arrangements on August 1, 2013. Such arrangements include an exclusive business cooperation agreement, exclusive option agreements, loan agreements, share pledge agreements, powers of attorney and spousal consents.

(2)	The shareholders of Zhongshan WINHA are Zening Lai (70.2%), WanfangZhong (4.9%), QifangZhong (4.9%), Fang Tian (4.5%), Hong Cui (4.8%), Zhifei Huang (4.6%), Wenliang Zhou (3.5%) and Yun Teng (2.6%).

We market the local specialty goods to customers through five channels: self-operated physical store, online store, mobile store, set-top box store and a regional distributor. Our revenue comes from the sales of local specialty goods made through these channels, at retail prices including10% gross profit margin.

•	Self-operated Physical Store. We established a self-operated storefront in December 2013 in Zhongshan city in China. We plan to establish a second self-operated storefront in the first quarter of 2014. Our self-operated storefront retails local specialty goods to customers. We also made available for purchase at the self-operated store prepaid cards for our local specialty goods that can be used at the self-operated store or our website.

•	Online Store. Our products are available for purchase at our online store at www.winha.com. Our goal is to build our website into a one-stop shop for local specialty products of all kinds. We are working to recruit employees in areas such as graphic design, photography, and business administration.

•	Mobile store. We unveiled the mobile store at the end of August 2013. Our mobile store is searchable on WeChat, a social network platform that is developed by Tencent and has gained its popularity among China-based smart phone users.

•	Set-Top Box Store. Customers can browse our products on a television set (TV) screen if they choose to install a pre-programmed set-top box on their TVs. A set-top box turns a TV into a display device. Customers with a set-top box pre-programmed with our product information will be able to view and select products and complete purchases on a TV screen. In addition, customers will be able to utilize other functions of set-top boxes such as accessing internet web pages, streaming videos and movies, and playing games. We have worked with a third-party developer and completed programing our store of local specialty products into set-top boxes. We plan to make our set-top boxes available for purchase at our self-operated stores.

•	Distributor. We utilize a regional distributor in Hunan province to promote our products to local retail stores. We are in the trial stage of this wholesale channel and yet to decide if we plan to engage additional regional distributors.

About Franchise Model

Our management originally incorporated physical franchise stores as one of the Company’s distribution channels. From April 2013 to December 2013, we had six franchise stores and were once in discussions to open 12 more. We collected a website construction and maintenance from each contracted franchise stores and provided advice to the franchisees with respect to store decoration and layout, marketing materials, and employee training and management. We did not take commissions from the sales made at our franchise stores. In November 2013, we ceased our efforts to further develop any franchise stores because we do not meet all of the prerequisites for a commercial franchisor under the PRC laws, which include ownership of at least two self-operated storefronts that have been in operation for at least one year within China. To become compliant with the PRC laws and regulation of commercial franchise, we established one self-operated storefront in December 2013 and plan to establish a second self-operated storefront in the first quarter of 2014. We estimate that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. Meanwhile, the management has decided to unwind the six existing franchise stores and keep the Company’s physical distribution channels free of franchise stores until we are fully in compliance with the PRC laws and regulation of commercial franchise. Therefore, in December 2013 we terminated all the existing franchise agreements and refunded the collected website construction and maintenance fees. After removing the franchise stores, we exclusively rely on direct suppliers to source our products. We believe that our current supply relationship with over 50 direct suppliers across 15 provinces will provide us a healthy and stable supply networks. We also believe that the self-operated store will help to promote our virtual stores to customers and brand our Company.

Though the Company initially began to open up self-operated storefronts to satisfy the regulatory requirements under the PRC laws and regulations for engaging in commercial franchise operation, management has been exploring the advantages of self-operated stores and intend to integrate self-operated stores into the Company’s multi-channel distribution platform. Once the Company becomes a qualified commercial franchisor under the PRC laws, management plans to review the plan for opening up franchise stores.

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Market Needs

Since the turn of the century, as the living standard in China has drastically improved, residents in China are no longer satisfied with having only basic necessities. We believe that, specialty goods, which reflect local cultures, history, and tradition, have become increasingly popular gifts among families and friends. We also believe that, the local specialty goods business, however, is still in an early stage in China due to factors such as limited business investment, incomplete infrastructure in certain rural areas, low brand awareness, lack of sales channels and ineffective marketing.

Growth Strategy

Our growth strategy is based on our focus to specialize in selling local specialty goods, a concept that is relatively novel in China. We have been working to implement a business model that allows us to interact with customers both physically and virtually. Through our comprehensive shopping platform, customers are able to purchase local specialty products from across China, through our website, mobile store and set-top boxes for television sets from virtually anywhere in China, as well as our self-operated physical store and third-party retail stores through the distributor for an in-person experience. Our comprehensive shopping platform also helps the Company to interact with customers, collect feedback, and understand customers’ needs, and eventually allows the Company to constantly update and improve the product selections.

We have begun to establish supply relationships with direct suppliers. Once we establish a stable and comprehensive supply of specialty products from across the country, we plan to seek outside capital and launch a marketing campaign to fully promote and advertise our brand.

Competition

Several major e-commerce websites, such as Amazon, Taobao and Tmall.com, offer products similar to what we intend to specialize in. These websites vary in size. The larger, more established websites have key competitive advantages with existing customer bases, bargaining power to negotiate product supply prices, and experience in managing inventory.

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Though we are a small company at this stage, we specialize in the growing niche market of selling local specialty goods. We differentiate ourselves by combining the local specialty good retail with a multi-channel shopping platform consisting of physical stores, our online store, mobile store and set-top boxes for television sets. We also provide in-person customer services both pre-sales and post-sales through our self-operated physical stores, which is an offering to our customers not commonly available when shopping with other e-commerce companies.

For more discussion regarding our competition, please see the section titled “Competitive Advantages” beginning on page 38.

Our Franchise Activity and Regulatory Requirements

Due to our franchise stores that existed until December 2013, we were likely recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model.

Under related PRC laws and regulations, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources, the franchisor, allows such business resources to be used by another business operator, the franchisee, through a contract and the franchisee follows the uniform business model to conduct business operation and pays franchising fees according to the contract to conduct commercial franchising activities.  A franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China. Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties.  In addition, franchisors shall carry out record-filings with MOFCOM or its counterparts within required time frame or result in fines.

We did not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts when we had franchise stores. Therefore, we may be subject to penalties and may be bulletined by MOFCOM or its local counterparts. We have unwound our franchise stores in December 2013. In addition, we are taking steps to comply with the requirements for self-operated storefronts and record-filing as described above. We estimate that we may become compliant with PRC laws and regulations related to commercial franchising within the first quarter of 2015. Until we become compliant with the relevant PRC laws and regulations, we do not plan to develop any franchise stores.

For a discussion regarding the risks associated with our incompliance of PRC laws and regulations related to commercial franchising, please see the section titled “Risk Factors” beginning on page 6.

Enforceability of Civil Liabilities Against Our Assets and Management in China

Our operations are conducted and our assets are located within China. In addition, our sole director resides in China, where substantially all of her assets are located. It could be difficult in effecting service of process upon us, our director and officer as it may not be possible to effect such service of process outside China. In addition, China does not have treaties with the United States and many other countries providing for reciprocal recognition and enforcement of court judgments. Therefore, recognition and enforcement in China of judgments of a court in the United States or certain other jurisdictions may be difficult or impossible.

Where You Can Find Us

Our principal executive office is located at Suite 918, Yihe Center, 5 Xinzhong Avenue, Shiqi District, Zhongshan, People’s Republic of China and our telephone number is +86 (760) 8896-3655. Our website is www.winha.com. The information on our website does not constitute a part of this prospectus.

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The Offering

Common stock offered by selling security holders	339,500 shares of common stock.

Common stock outstanding before the offering	49,989,500 shares of common stock (1)

Common stock outstanding after the offering	49,989,500 shares of common stock (1)

Use of proceeds	We are not selling any common stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before making a decision to invest in our common stock.

(1) Based on 49,989,500 shares of common stock outstanding as of February 5, 2014.

RISK FACTORS

The shares of our common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Financial Position and Capital Requirements

WE HAVE A HISTORY OF LOSSES, AND WE ANTICIPATE THAT WE WILL INCUR CONTINUED LOSSES.

We reported a net loss of $472,044 and used cash in operations of $363,808 during the period from April 15, 2013 (inception) to September 30, 2013. As of September 30, 2013, the Company had an accumulated deficit of $472,044.

We have not begun to generate any revenue. In the course of our development activities, we have devoted substantially all of our resources to development of prior franchisees, our online store, mobile store, set-top box store and self-operated stores. We expect to continue to incur expenses of (i) administration and start-up costs, (ii) website, mobile application and set-top boxes development and maintenance, (iii) marketing and advertising, (iv) legal and accounting fees at various stages of operation, and (v) hiring employees. In addition, unanticipated problems, expenses and delays are frequently encountered in developing and commercializing new businesses. As a result, we anticipate that we will incur continued losses. These losses, among other things, have had and will continue to have an adverse effect on our stockholders’ equity.

We expect to finance operations primarily through capital contributions from a principal stockholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal stockholder has indicated the intent to provide additional equity financing. However, this principal stockholder is not under any contractual obligation to provide such financing. If we are unable to obtain the necessary capital or financing to fund our cash needs, our operation will adversely affected.

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THE REPORT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM EXPRESSES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor has indicated in their report on our financial statements for the period from April 15, 2013 (inception) through June 30, 2013 that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations, deficit in equity, and the need to raise additional capital to fund operations.

Our ability to continue as a going concern will depend on our ability to meet obligations as they become due and obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. The stockholders of Zhongshan WINHA made additional capital contribution to Zhongshan WINHA of RMB 1,000,000, or approximately $164,204 on October 23, 2013, subsequent to September 9, 2013, the date of report of our independent registered public accounting firm included in this prospectus. Our management estimates that our Company can continue as a going concern for six months without further obtaining additional working capital. There can be no assurance that we will be successful in our plans of generating recurring revenues. We have financed our operations through capital contribution by our principal stockholders, and the stockholders of Zhongshan WINHA indicated that they will make further capital contribution to Shenzhen WINHA if needed. However, we cannot guarantee our principal stockholder will continue to do so. We are uncertain if we can attract equity or alternative financing on acceptable terms, or if at all. In addition, a “going concern” opinion could impair our ability to finance our operations through the sale of debt or equity securities. If we are unable to achieve these goals, our business would be jeopardized and we may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

Risks Related to Our General Business Operation

WE HAVE LIMITED OPERATING HISTORY AND MAY FACE MANY RISKS AND DIFFICULTIES.

We have a limited operating history for investors to evaluate the potential of our business. Although we have developed an initial customer base, we may face many of the risks and difficulties inherent in gaining market share as a company with a limited history. These risks and difficulties include but are not limited to:

•	our ability to effectively implement our business plan and growth strategy;

•	uncertain market acceptance of our business model;

•	our ability to modify our business model and growth strategy to respond to unexpected market reactions;

•	our ability to further develop our customer base and build customer loyalty;

•	our ability to establish and maintain brand recognition;

•	our ability to improve and upgrade our products and services;

•	our ability to manage the growth of our business; and

•	our ability to raise capital when expanding our business.

Our future will depend, in part, on our ability to continually bring our products and services to the marketplace, which requires careful planning to provide products and services that meet customer standards without incurring unnecessary cost and expense.

OUR business MODEL is novel and is therefore unproven.

To the best of our management’s knowledge, WINHA is currently the first and only company that specializes in retailing locally-produced specialty goods via a website, a mobile store, set-top boxes for television sets and physical self-operated stores in China. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. In order to generate significant operating revenue or ever achieve profitable operations, we will have to establish additional self-operated stores and further develop, maintain and market our online, mobile and set-top box platform. We cannot provide any assurance that our self-operated store, website, mobile store and set-top boxes for television sets will attract purchasers. Hence, our business model has not been proven by an established record to be potentially profitable and sustainable.

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WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We are a development stage company. A number of our competitors, including Taobao, Gongtianxia.com and Techan.com, are established and have greater resources than we do. Our competitive strategy is to implement our innovative business model of selling local specialty goods retail on a shopping platform that utilizes both physical stores and virtual stores and integrate traditional physical stores into the supply chain of the virtual stores. However, we believe that new competitors will enter the market and adopt our business model to introduce new websites, mobile applications and services and set-top boxes with competitive characteristics. We expect that we will be required to continue to invest in improving our services to compete effectively in our markets. Our competitors could develop a more efficient business model or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

FROM TIME TO TIME, WE NEED TO IDENTIFY NEW SUPPLIERS OF LOCAL SPECIALTY PRODUCTS. IF WE CANNOT OBTAIN SUFFICIENT SUPPLY THAT MEET OUR STANDARDS AT A REASONABLE COST OR AT ALL, OUR SALES COULD BE INTERRUPTED, OUR FINANCIAL PERFORMANCE COULD SUFFER.

Though each local region generally has abundant sources of specialty products, we cannot assure that the specialty products will continue to be available or in the sense of quality and prices, accessible to us. Numerous factors, most of which are beyond our control, can influence the prices of the supply for local specialty products. These factors include, to name a few, general economic conditions, manufacturer capacity utilization, vendor backlogs and transportation delays, and other uncertainties.

If we experience insufficiency of the supply of local specialty products, our sales could be interrupted if we do not have inventory to meet the demand, which will directly lead to a decrease in our revenue and profit.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING WINHA’S BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an e-commerce company. With no direct technical training or experience in this area, management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

THE LOSS OF THE SERVICES OF OUR EXECUTIVE OFFICER AND SENIOR MANAGEMENT WOULD DISRUPT OUR OPERATIONS AND INTERFERE WITH OUR ABILITY TO COMPETE.

We depend upon the continued contributions of our executive officer and senior management. Our management personnel handle all of the responsibilities in the area of corporate administration, business development and research. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP MAY BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. We are currently seeking trademark protection for our website logo. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the internet, technology and software industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

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With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

CHANGES IN REGIONAL ECONOMIC CONDITIONS MAY INFLUENCE THE RETAIL INDUSTRY, CONSUMER PREFERENCES AND SPENDING PATTERNS.

Our revenues may be negatively influenced by changes in regional or local economic variables and consumer confidence. External factors that affect economic variables and consumer confidence and over which we exercise no influence include unemployment rates, levels of personal disposable income and regional or local economic conditions. Changes in economic conditions could adversely affect consumer spending patterns, travel and tourism in certain of our market areas. Most of our stores are located in popular tourist destinations and, historically, travel and consumer behavior in such markets is more severely affected by weak economic conditions.

THE DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES MAY ADVERSELY IMPACT OUR REVENUES, RESULTS OF OPERATIONS, BUSINESS AND FINANCIAL CONDITION.

Disruptions in the Chinese national and global economies may result in high unemployment rates and declines in consumer confidence and spending.  If such conditions occur, they may result in significant declines in consumer spending, which could directly affect purchase volume at our stores.  There can be no assurance that government responses to the disruptions will be able to restore consumer confidence.  Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Franchisees

ACCORDING TO PRC LAWS AND REGULATIONS REGARDING COMMERCIAL FRANCHISING, OUR BUSINESS MODEL MAY BE RECOGNIZED AS COMMERCIAL FRANCHISING. HOWEVER, WE HAVE NOT MET LEGAL REQUIREMENTS TO CONDUCT COMMERCIAL FRANCHISING ACTIVITIES. THEREFORE, WE MAY BE SUBJECT TO PENALTIES AND ADMINISTRATIVE ACTIONS.

Under related PRC laws and regulations, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources, the franchisor, allows such business resources to be used by another business operator, the franchisee, through a contract and the franchisee follows the uniform business model to conduct business operation and pays franchising fees according to the contract to conduct commercial franchising activities.  A franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China. Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 100,000 to RMB 500,000, and may be bulletined by MOFCOM or its local counterparts.  In addition, franchisors shall carry out record-filing with MOFCOM or its counterparts within 15 days upon executing the first franchise contract, and our failure to comply with such requirement may result in fines ranging from RMB 10,000 to RMB 100,000. Due to our six franchise stores existed until December 2013, we were likely recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model. We did not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts when we had franchise stores. Therefore, we may be subject to penalties such as forfeit of illegal income, imposition of fines from RMB 10,000 to RMB 500,000 and may be bulletined by MOFCOM or its local counterparts. We have unwound our franchise stores in December 2013. In addition, we are taking steps to comply with the requirements for self-operated storefronts and will attempt to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We estimate that we may become compliant with PRC laws and regulations related to commercial franchising within the first quarter of 2015. Until we become compliant with the relevant PRC laws and regulations, we do not plan to develop any franchise stores.

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Risks Related To Our Online Retail Platform

WE MAY NOT BE ABLE TO MARKET OUR WEBSITE, MOBILE STORE AND SET-TOP BOX STORE SUCCESSFULLY.

Once we establish a stable and comprehensive supply of specialty products across the country, we plan to seek outside capital and launch a marketing campaign to fully promote and advertise our brand. The e-commerce industry is extremely competitive. Though very few, if any, specialize in local specialty goods, there are currently many general online shopping websites both in China and worldwide that sell local products.  An effective marketing plan will need to be executed in order to establish a loyal client base, and to get our website and mobile application known in the marketplace. If we fail to develop such an effective marketing plan, and if we are unable to market our website, mobile application and set-top boxes successfully to consumers, we may not be able to sustain business operations.

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THE CHANGING INDUSTRY REQUIRES EXPANSION AND CONSTANT UPDATING OF OUR WEBSITE, MOBILE STORE, SET-TOP BOXES AND SOFTWARE.

The e-commerce industry is characterized by rapid technological change that could render our website, mobile store, set-top box store and backend application obsolete. The development of our website, mobile store and set-top box store entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website, application or set-top boxes to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. We do not have insurance to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss.

If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

WE RELY ON OUTSIDE FIRMS TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We rely upon third-party providers to host our main server. In the event that our providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service.

WE MAY NOT BE ABLE TO FIND SUITABLE SOFTWARE DEVELOPERS AT AN ACCEPTABLE COST.

We contract software developers to further develop and upgrade our website and mobile store and associated backend interface. Due to the current demand for skilled technological developers, we run the risk of not being able to find or retain suitable personnel at an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website or mobile application that is user friendly, free of errors and seamless in design. Without these developers, we may not be able to further develop and upgrade the software, which is the most important aspect of our business development.

OUR BUSINESS DEPENDS, IN PART, ON THE GROWTH AND MAINTENANCE OF THE INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE.

The success of our business depends in part on the continued growth and maintenance of the internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continue to increase or if existing or future internet users access the internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the internet. Interruptions, delays or capacity problems with any points of access between the internet and our website could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the internet, the internet infrastructure generally, or our users’ ability to access the internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

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Risks Related To Product Liabilities

Food safety events involving us or OUR supply chain could create negative publicity and adversely affect sales and operating results.

Because some of our items are perishable food products, food safety is a top priority, and we dedicate resources to ensure that our customers enjoy safe and quality food products. However, food safety events, including instances of food-borne illness have often occurred in the Chinese food industry in the past, and could occur in the future. As a result, our stores could experience a significant increase in supply costs if there are food safety events whether or not such events involve our stores or those of competitors.

In addition, food safety events, whether or not accurate or involving us, could result in negative publicity for WINHA or for the industry or market segments in which we operate. Increased use of social media could create and/or amplify the effects of negative publicity. This negative publicity, as well as any other negative publicity concerning types of food products we serve, may reduce demand for our products and could result in a decrease in guest traffic to our online, mobile store and physical stores as consumers shift their preferences to our competitors or to other products or food types. A decrease in traffic to our stores, website and/or mobile store as a result of these health concerns or negative publicity could result in a decline in sales.

We may be subject to product liability claims if people or properties are harmed by the products SOLD through our store, website or mobile store.

Products sold through our stores, website and mobile store are manufactured by third parties. Some of those products may be defectively designed or manufactured. As a result, sales of such products through our stores, website or mobile store could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the e-commerce platform to offer the products. We do not currently maintain any third-party liability insurance or product liability insurance in relation to products sold through our store, website or mobile store. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Risks Related to Doing Business in China

ALL OF OUR ASSETS AND OUR DIRECTOR AND OFFICER ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR OUR DIRECTOR OR OFFICER.

All of our assets are located in China and we do not currently maintain a permanent place of business within the United States. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our officer and director, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in China by a Chinese court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Chinese court, in the matter. There is substantial doubt whether an original action could be brought successfully in China against any of our assets or our sole director and officer predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

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ADVERSE CHANGES IN POLITICAL AND ECONOMIC POLICIES OF THE PRC GOVERNMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OVERALL ECONOMIC GROWTH OF CHINA, WHICH COULD REDUCE THE DEMAND FOR OUR PRODUCTS AND MATERIALLY AND ADVERSELY AFFECT OUR COMPETITIVE POSITION.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

UNCERTAINTIES WITH RESPECT TO THE PRC LEGAL SYSTEM COULD ADVERSELY AFFECT US.

We conduct all of our business through our subsidiary in China. Our operations in China are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management’s attention.

NEW LABOR LAWS IN THE PRC MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008, as amended on December 28, 2012.  The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce.  Further, it requires certain terminations to be based upon seniority and not merit.  In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

UNDER THE ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS A “RESIDENT ENTERPRISE” OF CHINA. SUCH CLASSIFICATION WILL LIKELY RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC STOCKHOLDERS.

China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

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On April 22, 2009, the State Administration of Taxation of China (the “SAT”), issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Further to the Notice, the SAT issued the Administrative Measures for Enterprise Income Tax on Chinese-controlled Offshore Incorporated Resident Enterprises (Trial) on July 27, 2011, or Bulletin No. 45, which took effect on September 1, 2011, to provide more guidance on the implementation of the Notice. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. The Bulletin No. 45 provides clarification on the resident status determination, post-determination administration and competent tax authorities. It also specifies that when provided with a copy of PRC resident determination certificate from a Chinese-controlled offshore-incorporated resident enterprise, the payer should not withhold 10% income tax when paying certain Chinese-sourced income such as dividends, interest and royalties to the Chinese-controlled offshore-incorporated resident enterprise. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2013 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

OUR CONTRACTUAL OR OTHER ARRANGEMENTS MAY RESULT IN ADVERSE TAX CONSEQUENCES TO US.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material adverse tax consequences if the PRC tax authorities determine that our contractual arrangements as well as other related party transactions among our PRC subsidiary were not made at arm’s length. These consequences include adjusting our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. A transfer pricing adjustment may result in adverse tax consequences to us.

OUR HOLDING COMPANY STRUCTURE MAY LIMIT THE PAYMENT OF DIVIDENDS.

We have no direct business operations, other than our ownership of our subsidiary and our contractual control of Zhongshan WINHA. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, if our subsidiary in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. As a result, there may be limitations on the ability of our PRC subsidiary to pay dividends or make other investments or acquisitions that could be beneficial to our business or otherwise fund and conduct our business.

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PRC REGULATION OF LOANS AND DIRECT INVESTMENT BY OFFSHORE HOLDING COMPANIES TO PRC ENTITIES MAY DELAY OR PREVENT US FROM MAKING LOANS OR ADDITIONAL CAPITAL CONTRIBUTIONS TO OUR PRC OPERATING SUBSIDIARY, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR LIQUIDITY AND OUR ABILITY TO FUND AND EXPAND OUR BUSINESS.

As an offshore holding company of our PRC operating subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary are subject to PRC regulations. For example, loans by us to our subsidiary in China to finance their activities cannot exceed statutory limits which is the difference between the total investment and the registered capital of our PRC subsidiary and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used for the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules. In addition, the SAFE promulgated the Notice on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Business, or Circular 59, on November 9, 2010, which requires the government to closely examine the authenticity of settlement of net proceeds from offshore offerings and the net proceeds to be settled in the manner described in the offering documents. SAFE further promulgated the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45, on November 9, 2011, which expressly restricts a foreign-invested enterprise from using RMB converted from its registered capital to provide entrusted loans or repay loans between non-financial enterprises.

We may also decide to finance our subsidiary by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiary. If we fail to receive such approvals, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Prior approval from SAFE is required where RMB is to be converted into foreign currency and remitted out of China to pay certain capital account items, such as the repayment of loans denominated in foreign currencies as well as the proceeds of the liquidation of assets.

We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. As profit and dividend are current account items, our revenues generated in the PRC may be paid to shareholders outside of the PRC as profit or dividend without prior approval from SAFE so long as we comply with certain procedural requirements.

However, the PRC government may at its discretion restrict access in the future to foreign currencies for payments of profit and dividend. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Our inability to obtain the requisite approvals for converting RMB into foreign currencies, any delays in receiving such approvals or any future restrictions on currency exchanges may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations.

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FLUCTUATION IN THE VALUE OF THE RMB MAY HAVE A MATERIAL ADVERSE EFFECT ON THE VALUE OF YOUR INVESTMENT.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 35.2% appreciation of the RMB against the U.S. dollar between July 21, 2005 and September 30, 2013. Provisions on Administration of Foreign Exchange, as amended in August 2008, further changed China’s exchange regime to a managed floating exchange rate regime based on market supply and demand. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow band. However, the RMB fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. Since June 2010, the RMB has started to slowly appreciate against the U.S. dollar, though there have been periods recently when the U.S. dollar has appreciated against the RMB. It is difficult to predict how long the current situation may continue and when and how it may change again. Substantially all of our revenues and costs are denominated in RMB, and a significant portion of our financial assets are also denominated in RMB. We principally rely on dividends and other distributions paid to us by our subsidiary in China. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. Any fluctuations of the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

WE CONTROL ZHONGSHAN WINHA THROUGH CONTRACTUAL ARRANGEMENTS WHICH MAY NOT BE AS EFFECTIVE IN PROVIDING CONTROL OVER ZHONGSHAN WINHA AS DIRECT OWNERSHIP, AND IF ZHONGSHAN WINHA OR ITS SHAREHOLDERS BREACH THE CONTRACTUAL ARRANGEMENTS, WE WOULD HAVE TO RELY ON LEGAL REMEDIES UNDER PRC LAW, WHICH MAY NOT BE AVAILABLE OR EFFECTIVE, TO ENFORCE OR PROTECT OUR RIGHTS.

We conduct substantially all of our operations, and generate substantially all of our revenues, through contractual arrangements with Zhongshan WINHA that provide us, through our ownership of WINHA International and its ownership of Shenzhen WINHA, with effective control over Zhongshan WINHA. We have no direct ownership interest in Zhongshan WINHA. We depend on Zhongshan WINHA to hold and maintain contracts with our customers. Zhongshan WINHA also owns substantially all of our products, facilities and other assets relating to the operation of our business, and employs the personnel for substantially all of our business. Neither our company nor Shenzhen WINHA has any ownership interest in Zhongshan WINHA.

The contractual arrangements shall remain effective until all obligations of all parties under certain agreement have been fully performed or terminated by Shenzhen WINHA or under other circumstances controlled by Shenzhen WINHA in accordance with related terms of the contractual arrangements. Among the contractual arrangements, the Equity Interest Pledge Agreement shall be registered with the relevant local branch of the State Administration for Industry and Commerce, or the SAIC, to make the pledges effective in accordance with the PRC Property Rights Law. We have filed all application documents and completed the registration procedure with competent local authority on October 23, 2013. The additional capital contribution of RMB 1,000,000, or approximately $164,204 made to Zhongshan WINHA by the stockholders of Zhongshan WINHA, was registered with Zhongshan Bureau Administration for Industry and Commerce on November 5, 2013. Also, on December 27, 2013 we completed the amendment to the registration of equity interest pledge due to such additional capital contribution.

Although we believe that each contract under Shenzhen WINHA’s contractual arrangements with Zhongshan WINHA is valid, binding and enforceable under current PRC laws and regulations in effect, these contractual arrangements may not be as effective in providing us with control over Zhongshan WINHA as direct ownership of Zhongshan WINHA would be. In addition, Zhongshan WINHA may breach the contractual arrangements. For example, Zhongshan WINHA may decide not to make contractual payments to Shenzhen WINHA, and consequently to our company, in accordance with the existing contractual arrangements. In the event of any such breach, we would have to rely on legal remedies under PRC law. These remedies may not always be available or effective, particularly in light of uncertainties in the PRC legal system. Specifically, the contractual arrangements provide that any dispute arising from these arrangements will be submitted to the South China International Economic and Trade Arbitration Commission for arbitration, the ruling of which will be final and binding. However, binding arbitration rulings and even court judgments occasionally have difficulty in enforcement due to the developing legal system in China. For instance, effective mechanisms prevent persons from evading their obligations in binding arbitration rulings or court orders are under development. Therefore, significant uncertainties existing in the enforcement of legal rights resolved in arbitration rulings or court judgments could limit our ability to enforce these contractual arrangements and exert effective control over Zhongshan WINHA.

In or around September 2011, various media sources reported that the China Securities Regulatory Commission, or the CSRC, had prepared a report proposing regulating the use of variable interest entity structures, such as ours, in industry sectors subject to foreign investment restrictions in China and overseas listings by China-based companies. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide.

If we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may lose voting control on the matters concerning Zhongshan WINHA and the ability to purchase the equity and assets of Zhongshan WINHA that would have been available at our wholly-owned subsidiary Shenzhen WINHA’s sole discretion if the contractual arrangements are enforced. In that event, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and our ability to generate revenue in the PRC and damage our reputation. As a result, we may be unable to pay any dividend to our shareholders and the price of our common stock may drop drastically which could cause our shareholder to experience severe loss in their investment in our Company.

THERE ARE SUBSTANTIAL UNCERTAINTIES REGARDING THE INTERPRETATION AND APPLICATION OF PRC LAWS AND REGULATIONS THAT GOVERN OUR BUSINESSES AND OUR CONTRACTUAL ARRANGEMENTS. IF WE ARE FOUND TO BE IN VIOLATION OF SUCH PRC LAWS AND REGULATIONS, WE COULD BE SUBJECT TO SANCTIONS. IN ADDITION, CHANGES IN SUCH PRC LAWS AND REGULATIONS MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

Foreign investment in internet-based businesses as well as advertising businesses is subject to significant restrictions under current PRC laws and regulations. Shenzhen WINHA is considered a foreign invested enterprise under PRC law, and accordingly, we operate our domestic website and advertising business in China through Zhongshan WINHA, which we control through a series of contractual arrangements.

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Although we believe our business and our contractual arrangements comply with current PRC regulations, the PRC government may conclude differently.  There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations, including, but not limited to, the laws and regulations governing our business, or the validity and enforcement of Shenzhen WINHA’s contractual arrangements with Zhongshan WINHA. In addition, changes in such PRC laws and regulations may materially and adversely affect our business. If the PRC government determines that our contractual arrangements are in violation of the applicable PRC laws, rules or regulations, our contractual arrangements may become invalid or unenforceable.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and operating licenses of Shenzhen WINHA or Zhongshan WINHA, discontinuing or restricting the operations of Shenzhen WINHA or Zhongshan WINHA, and requiring actions necessary for compliance. The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

VIOLATION OF PRC LAWS REGULATING ADVERTISEMENT MAY RESULT IN PENALTIES AND OTHER ADMINISTRATIVE ACTIONS

Under PRC advertising laws and regulations, if we conduct advertising business, we are obligated to monitor the advertising content shown on our websites to ensure that such content is true and accurate and in full compliance with applicable laws and regulations. In addition, where a special government review is required for specific types of advertisements prior to website posting, such as advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals, we are obligated to confirm that such review has been performed and approval has been obtained. Violation of these laws and regulations may subject us to penalties, including fines, confiscation of our advertising income, orders to cease dissemination of the advertisements and orders to publish an announcement correcting the misleading information. In circumstances involving serious violations by us, PRC governmental authorities may force us to terminate our advertising operations or revoke our licenses. Furthermore, we may be subject to civil liability for our advertising business.

THERE ARE SUBSTANTIAL UNCERTAINTIES AND RESTRICTIONS IN REGARD OF THE INTERPRETATION AND APPLICATION OF PRC LAWS AND REGULATIONS RELATING TO ONLINE COMMERCE AND THE DISTRIBUTION OF INTERNET CONTENT IN CHINA. IF THE PRC GOVERNMENT FINDS THAT OUR CORPORATE STRUCTURE DOES NOT COMPLY WITH PRC LAWS AND REGULATIONS, WE COULD BE SUBJECT TO SEVERE PENALTIES, INCLUDING THE REVOCATION OF OUR VALUE-ADDED TELECOMMUNICATIONS BUSINESS LICENSE AND THE SHUTTING DOWN OF OUR WEBSITE.

Foreign ownership of internet-based businesses is subject to significant restrictions under current PRC laws and regulations. These laws and regulations include limitations on foreign ownership in PRC companies that provide internet content distribution services. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in any entity conducting an internet content distribution business. The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, or the MIIT Circular, issued by Ministry of Industry and Information Technology of the People’s Republic of China (the “MIIT”) in July 2006, reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign-invested enterprises and obtain a value-added telecommunications business license, or an ICP license, to conduct any value-added telecommunications business in China. Under the MIIT Circular, a domestic company that holds an internet content provision license, or ICP license, is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. Furthermore, the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local ICP license holder or its shareholders. Due to a lack of authoritative interpretation of the related regulations, it is unclear what impact the MIIT Circular will have on us or the other PRC internet companies that have adopted the same or similar corporate and contractual structures as ours. Zhongshan WINHA holds an ICP license, and owns all domain names used in our value-added telecommunications businesses. Zhongshan WINHA is in process of applying to register our “Wanqiwang” logo as a trademark that is used in our value-added telecommunications businesses. Our management anticipates that Zhongshan WINHA will be able to obtain the trademark on the foregoing logo within the next 12 months.

We are a Nevada company and our PRC subsidiary, Shenzhen WINHA, is considered a wholly foreign owned enterprise. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangement sentered into between (a) Shenzhen WINHA, (b) Zhongshan WINHA, our variable interest entity, and (c) shareholders of Zhongshan WINHA. Zhongshan WINHA holds the licenses and permits that are essential to the operation of our business. For a detailed description of these licenses and permits, please see “Regulation”.

In or around September 2011, various media sources reported that the China Securities Regulatory Commission, or the CSRC, had prepared a report proposing regulating the use of variable interest entity structures, such as ours, in industry sectors subject to foreign investment restrictions in China and overseas listings by China-based companies. However, it is unclear whether the CSRC has officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide.

Our current corporate structure are in compliance with existing PRC laws, rules and regulations, and the contractual arrangements between Shenzhen WINHA, Zhongshan WINHA and its shareholders are not in violation of  any existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a contrary opinion and we could be subject to severe penalties, including the revocation of our ICP license and the shutting down of our website.

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WE MAY BE REQUIRED TO OBTAIN PRIOR APPROVALS UNDER THE M&A RULES FOR OUR CURRENT CORPORATE STRUCTURE AND THIS OFFERING.  Our failure to obtain THESE AND other required prior approvalS under the M&A Rules could have a material adverse effect on our business and this offering.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “M&A Rules”), which took effect on September 8, 2006 and was further amended on June 22, 2009.

According to the M&A Rules, foreign companies that are established or controlled, directly or indirectly, by PRC companies or individuals shall obtain approval from MOFCOM in order to merge or acquire PRC domestic companies that are owned by such PRC companies or individuals. In addition, the M&A Rules include provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

We believe that we are not required to submit applications for MOFCOM’s and CSRC’s prior approvals with respect to the formation of our current corporate structure and this offering given that (i) Shenzhen WINHA was incorporated by the means of direct investment by WINHA International, and there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules; (ii) there is no provision in the M&A Rules that clearly classifies the contractual arrangements between Shenzhen WINHA and Zhongshan WINHA as a kind of transaction falling under the M&A Rules; (iii) our offshore companies are directly controlled by Ms. Chung Yan Lam who is a Hong Kong citizen rather than a PRC individual.

However, we cannot assure you that MOFCOM and CSRC or other PRC government agencies would reach the same conclusion. If MOFCOM, CSRC or other PRC government agencies subsequently determine that prior approvals of MOFCOM, CSRC or other PRC government agencies are required with respect to the formation of our current corporate structure and this offering, we plan to make best endeavors to apply for such approvals, but we cannot assure that we manage to obtain them and hence, we may face material regulatory actions or other sanctions from MOFCOM, CSRC or other PRC government agencies. These regulatory agencies may impose fines and penalties (with no clearly prescribed amounts and ranges to date) on our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, restrict or limit payment or remittance dividends outside of China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

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PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR POTENTIAL PRC RESIDENT SHAREHOLDERS TO PENALTIES AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARY, LIMIT OUR PRC SUBSIDIARY’S ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

The SAFE has promulgated several regulations, including the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents' Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75, effective on November 1, 2005 and its implementation rules. These regulations require PRC residents and PRC companies to register with local branches of the SAFE before SPVs conduct any overseas financing, have any change in equity interest, conduct any round-trip investments or have any other material changes in capital or equity interest in SPVs. An amendment to registration or filing with the local SAFE branch by such PRC residents or PRC companies is also required for the injection of equity interests or assets of an onshore enterprise in the offshore special purpose company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore special purpose company. We do not believe that any of our current shareholders is subject to Circular 75 and its implementation rules. However, relevant PRC government agencies might deem that Ms. Lai is subject to Circular 75 and its implementation rules due to the arrangement under a Power of Attorney, according to which Ms. Lam grants all her shareholder’s rights in PILOT International Investment Company Limited (“PILOT International”) to Ms. Lai. Further, Ms. Lai may have to register with local branches of the SAFE if she exercises the option and becomes our offshore companies’ shareholder according to a share transfer agreement (the “Share Transfer Agreement”) entered into by and between Chung Yan Winnie Lam, our President and sole director as well as the sole shareholder of PILOT International Investment Company Limited (“PILOT International”) and Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an option (the “Option”) to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA achieves certain performance thresholds in each given time period. Moreover, any potential PRC resident shareholders holding direct or indirect interest in our company may be subject to Circular 75 and its implementation rules. Failure by any such PRC residents to comply with Circular 75 and its implementation rules could subject themselves to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us or affect our ownership structure, which could adversely affect our business and prospects.

Risks Related To Our Securities

THERE IS NO CURRENT TRADING MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, WHICH WOULD SUBSTANTIALLY RESTRICT THE ABILITY OF OUR INVESTORS TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We plan to apply for the quotation of our common stock on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc., or FINRA. However, there is no guarantee that the OTC Bulletin Board, or any other quotation system, will permit our shares to be quoted and traded. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the New York Stock Exchange or NASDAQ Stock Market. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade our shares, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. In addition, FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the SEC. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL PROBABLY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, our stock will probably trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, the broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT AND ANY DECISION ON OUR PART TO COMPLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we have elected to opt out of the extended transition period for complying with the revised accounting standards.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

OUR REPORTING OBLIGATIONS UNDER THE EXCHANGE ACT MAY BE SUSPENDED IF WE CONTINUE TO HAVE FEWER THAN 300 SHAREHOLDERS AND WE FAIL TO REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”).

We are required under Section 15(d) of the Exchange Act to file with the SEC, certain periodic reports, after such date we filed this registration statement on Form S-1 and if such registration statement on Form S-1 becomes effective pursuant to the Securities Act of 1933, as amended. However, such reporting obligations under Section 15(d) of the Exchange Act shall be automatically suspended as to any fiscal year, other than the fiscal year within which this registration statement becomes effective, if, at the beginning of such fiscal year, our common stock is held of record by less than 300 persons. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base.  Therefore, our reporting obligations under Section 15(d) of the Exchange Act will likely be suspended.

We expect to register our shares under the Exchange Act by filing a registration statement on Form 8-A with the SEC immediately following, the effectiveness of this registration statement on Form S-1. After our registration statement on Form 8-A becomes effective, which will be upon filing such Form 8-A if not filed concurrently with this registration statement on Form S-1, we will be subject to obligations to file periodic reports under Section 13 of the Exchange Act, and moreover, we will be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, all of which will not apply to us if we only have reporting obligations under Section 15(d) of the Exchange Act. However, if we fail to file a registration statement on Form 8-A with the SEC, or delay such filing, we will only be subject to reporting obligations under Section 15(d) of the Exchange Act, and such reporting obligations will be suspended if we have fewer than 300 shareholders after the fiscal year within which this registration statement on Form S-1 becomes effective.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “will,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

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•	our expectations regarding the market for our products and services;

•	our expectations regarding the continued growth of our industry in the PRC;

•	our beliefs regarding the competitiveness of our business model;

•	our expectations regarding the expansion of our operations;

•	our expectations with respect to revenue generation and growth and our ability to achieve profitability resulting from increases in our sale volumes;

•	our future business development, results of operations and financial condition; and

•	competition from companies with similar businesses.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Third Party Data

This prospectus also contains estimates and other information concerning our industry which are based on industry publications, surveys and forecasts, including those generated by us. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Please contact us if you have any specific questions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.”

USE OF PROCEEDS

The selling shareholders are selling the common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders, but we will not pay any of the selling commissions, brokerage fees and related expenses.

DETERMINATION OF OFFERING PRICE

Since our common stock is not currently listed or quoted on any exchange or quotation system, the offering price of the common stock covered by this prospectus was estimated by the Company, based on the price of the common stock sold in a private placement completed on August 16, 2013, pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. Our intention is to apply for quotation of our common stock on the OTC Bulletin Board maintained by FINRA. However, there is no guarantee that the OTC Bulletin Board, or any other quotation system, will permit our shares to be quoted and traded. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the New York Stock Exchange or NASDAQ Stock Market. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade our shares, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. In addition, FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are not current in their reports filed with the SEC. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time.

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In addition, there is no assurance that our common stock will trade at market prices in excess of the purchase price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the breadth and liquidity of the trading in our shares.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders named below from time to time of up to a total of 339,500 shares of common stock that were issued or are issuable to selling shareholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus are being offered by the selling shareholders for their own accounts.

On August 16, 2013, we completed a private placement transaction with a group of investors. Pursuant to the Subscription Agreement with the investors, we issued to the investors an aggregate of 139,500 shares of common stock for an aggregate purchase price of $13,950, or $0.10 per share. On September 9, 2013, Albeck Financial Services, Inc. and Alta Capital Partners, Inc. each received 499,895 shares of the Company’s common stock, transferred from the Company’s principal stockholder, PILOT International, as compensation for their consulting services provided to the Company.

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC.

Except Chung Yan Winnie Lam, our President and sole director, none of the selling shareholders has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates.  All information with respect to share ownership has been furnished by the selling shareholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling shareholders may offer all or part of the common stock owned for resale from time to time. In addition, none of the selling shareholders has any family relationships with our officers, directors or controlling shareholders. Furthermore, no selling shareholder is a registered broker-dealer or an affiliate of a registered broker-dealer, except Alta Capital Partners, Inc. (“Alta Capital”), whose Chief Executive Officer and director, is a registered representative of a broker-dealer. Alta Capital received the shares being registered in this prospectus in exchange for providing the Company with consulting services in the ordinary course of business of Alta Capital. At the time Alta Capital received the discussed shares, it had no agreements or understandings, directly or indirectly, with any person, to distribute such shares.

The term “selling shareholders” also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the securities registered hereby.

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Name and Address of Beneficial	Shares Beneficially Owned Prior to the Offering (1)		Shares Being	Shares Beneficially Owned After the Offering (2)
Owner	Number	Percentage	Offered	Number	Percentage (3)
Amy Debuysere	10,000	*	10,000	0	0%
Keith Richard Debuysere	10,000	*	10,000	0	0%
Lam Wing Chi	10,000	*	10,000	0	0%
Cary Wong	10,000	*	10,000	0	0%
Wong Yin Kwong (Steven)	3,000	*	3,000	0	0%
Lai Siu Jing Jennifer	5,000	*	5,000	0	0%
Chan Kai Hing (Ray)	3,000	*	3,000	0	0%
Chan Yuk Ching Sally	3,000	*	3,000	0	0%
Tsai Chiu Hua (Allan)	4,000	*	4,000	0	0%
Joey Kwok Yuk Chan	4,000	*	4,000	0	0%
Leung Ho Cheung (Louis)	3,000	*	3,000	0	0%
Hui Wing Yan (June)	3,000	*	3,000	0	0%
ChuengKa Fai	8,000	*	8,000	0	0%
Yang Ta Ching (Tom)	3,000	*	3,000	0	0%
Lam Ping Kwong	10,000	*	10,000	0	0%
Wong Lai Shan (Annabell)	4,000	*	4,000	0	0%
Ng Yu Hin (Hades)	3,000	*	3,000	0	0%
Chan Chi Yan (Angel)	3,000	*	3,000	0	0%
Julianna Ng	4,000	*	4,000	0	0%
IpSze Man, Vivica	2,000	*	2,000	0	0%
Poon TakHing	2,000	*	2,000	0	0%
Kin Man Poon	2,000	*	2,000	0	0%
Cheung Mui	2,000	*	2,000	0	0%
Chan Chiu Pang (Novo)	3,000	*	3,000	0	0%
Lam Nga Fan (Emily)	2,000	*	2,000	0	0%
Tse Kai Ching (Jonathan)	3,000	*	3,000	0	0%
Chow Chor Kong	2,500	*	2,500	0	0%
Chow Tsz Kit Edison	2,500	*	2,500	0	0%
Leung Mei Fun	2,500	*	2,500	0	0%
Li Suk Chun	2,500	*	2,500	0	0%
Wong King Hang	2,500	*	2,500	0	0%
Wong King Yan	2,500	*	2,500	0	0%
Wong Tse Cheung	2,500	*	2,500	0	0%
Leung Wing Lin Winnie	3,000	*	3,000	0	0%
Albeck Financial Services, Inc. (4)	499,895	1.00%	100,000	399,895	0.80%
Alta Capital Partners, Inc. (5)	499,895	1.00%	100,000	399,895	0.80%
Totals	1,139,290	2.28%	339,500	799,790	1.60%

* Less than 1%.

(1)  Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants).

(2)  Assumes that all securities offered are sold.

(3)  Based upon a total of 49,989,500 shares of common stock outstanding as of February 5, 2014. Pursuant to Rule 13d-3 promulgated under the Exchange Act, for each beneficial owner above, any share of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants ) have been included in the denominator.

(4) Christy Albeck is the Chief Executive Officer and director of Albeck Financial Services, Inc., and has voting and dispositive control over shares beneficially owned by Albeck Financial Services, Inc.

(5) Mark Tashkovich is the Chief Executive Officer and director of Alta Capital, and has voting and dispositive control over shares beneficially owned by Alta Capital. Alta Capital received the shares being registered in this prospectus in exchange for providing the Company with consulting services in the ordinary course of business of Alta Capital. At the time Alta Capital received the discussed shares, it had no agreements or understandings, directly or indirectly, with any person, to distribute such shares.

PLAN OF DISTRIBUTION

The selling stockholders will offer and sell our common stock within a price range of up to $1.50 per share until a public market emerges for our common stock and, thereafter, at prevailing market prices. The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker dealers that participate in the sale of the ordinary shares or interests therein may be deemed as underwriters within the meaning of Section 2(11) of the Securities Act.  In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, the common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We know of no existing arrangements between any of the selling shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.  See “Selling Shareholders” for a description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the purchase price and public offering prices if a public offering is formulated, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be approximately $127,000. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

DESCRIPTION OF SECURITIES

General

Our authorized share capital is 200,000,000 shares of common stock, par value $0.001 per share, of which 49,989,500 shares of common stock are issued and outstanding as of this filing. We are a Nevada corporation and our affairs are governed by our Articles of Incorporation and By-laws. The following are summaries of material provisions of our Articles of Incorporation and By-laws insofar as they relate to the material terms of our common stock. Complete copies of our Articles of Incorporation and By-laws are filed as exhibits to our public filings.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

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Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Provisions

This section is a summary and may not describe every aspect of the common stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws, as amended, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF BUSINESS

Overview

WINHA sells local specialty products from different regions across China through its self-operated physical store, website, mobile store, set-top boxes for television sets, and a regional distributor. Our innovative business model utilizes a multi-channel shopping platform to sell locally-produced food, beverages, and arts and crafts that are well-known across China. Through our shopping platform, we provide customers with access to a large variety of local products that can traditionally only be found in local stores or markets in specific regions.

Our vision is to promote different local cultures and traditions that exist throughout China, while bolstering local economies and raising people’s awareness of each region’s cultural heritage.

Our Corporate History and Structure

WINHA International was incorporated in Nevada on April 15, 2013. We operate our business in China through Zhongshan WINHA, a variable interest entity of us. We expect that virtually all of our revenue, once generated, derives from Zhongshan WINHA. On August 1, 2013, we obtained the controlling interest of Zhongshan WINHA via Shenzhen WINHA through a series of contractual arrangements executed on August 1, 2013, including:

•	exclusive business cooperation agreement, through which Zhongshan WINHA appoints Shenzhen WINHA as its exclusive services provider to provide Zhongshan WINHA with comprehensive services and the service fee shall be determined by the parties through negotiation. In addition, Zhongshan WINHA grants Shenzhen WINHA an irrevocable and exclusive option to purchase from Zhongshan WINHA at Shenzhen WINHA’s sole discretion, any or all of the assets and business of Zhongshan WINHA at the lowest purchase price permitted by PRC law. Unless terminated due to the failure to renew the operation term of Shenzhen WINHA or Zhongshan WINHA as such application to renew the operation term is not approved by competent government authorities or terminated in writing by Shenzhen WINHA, this agreement shall remain effective;

•	exclusive option agreements executed by Shenzhen WINHA, Zhongshan WINHA and each shareholder of Zhongshan WINHA, according to which Shenzhen WINHA has an irrevocable and exclusive right to purchase the equity interests in Zhongshan WINHA at Shenzhen WINHA’s sole and absolute discretion to the extent permitted by Chinese laws. The purchase price of all of the equity interest of Zhongshan WINHA held by each of its shareholders is equal to the loan borrowed by each shareholder of Zhongshan WINHA from Shenzhen WINHA. These agreements shall remain effective until all equity interests held by each shareholder of Zhongshan WINHA in Zhongshan WINHA have been transferred or assigned to Shenzhen WINHA and/or any other person designated by Shenzhen WINHA in accordance with these agreements;

•	loan agreements, pursuant to which Shenzhen WINHA extends a loan to each shareholder of Zhongshan WINHA respectively and the loan shall be repaid by the shareholders by transferring all equity interest in Zhongshan WINHA to Shenzhen WINHA, and any proceeds herefrom shall be used to repay the loan to Shenzhen WINHA. These agreements shall expire upon the date of full performance by each party of their respective obligations under these agreements unless Shenzhen WINHA exercises its right to terminate these agreements due to any material breach of these agreements by any shareholder of Zhongshan WINHA;

•	equity interest pledge agreements, pursuant to which each shareholder of Zhongshan WINHA pledges all of his/her equity interest in Zhongshan WINHA and all of the equity interest hereafter acquired by him/her in favor of Shenzhen WINHA to secure Zhongshan WINHA and its shareholders’ obligations under these contractual arrangements and, if Zhongshan WINHA or any of its shareholders breach any of their contractual obligations under these arrangements, Shenzhen WINHA will be entitled to exercise the pledge. These agreements shall remain effective until all Parties have performed their respective obligations under these agreements or Shenzhen WINHA exercises its right to terminate these agreements due to any material breach of these agreements by Zhongshan WINHA or any of its shareholders. We have filed all application documents and completed the registration procedure with competent local authority on October 23, 2013. The additional capital contribution of RMB 1,000,000, or approximately $164,204 made to Zhongshan WINHA by the stockholders of Zhongshan WINHA, was registered with Zhongshan Bureau Administration for Industry and Commerce on November 5, 2013. Also, on December 27, 2013 we completed the amendment to the registration of equity interest pledge on due to such additional capital contribution;

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•	powers of attorney executed by each shareholder of Zhongshan WINHA who appoints Shenzhen WINHA to be its attorney-in-fact, and to vote on its behalf on all the matters concerning Zhongshan WINHA that may require shareholders’ approval. These powers of attorney shall be irrevocable and continuously effective and valid upon execution during the period that the undersigned remain shareholders of Zhongshan WINHA; and

•	spousal consent letters executed by spouses of certain shareholders of Zhongshan WINHA, acknowledging that a certain percentage of the equity interest in Zhongshan WINHA held by those spouses will be disposed of pursuant to the exclusive option agreement and the equity interest pledge agreement.

As a holding company, our ability to pay dividends depends upon dividends paid to us by our wholly owned subsidiaries, Shenzhen WINHA and Shenzhen WINHA through these arrangements became the primary beneficiary of and consolidated with its variable interest entity, Zhongshan WINHA. According to the exclusive business cooperation agreement, Shenzhen WINHA shall provide Zhongshan WINHA with comprehensive services as its exclusive services provider and Shenzhen WINHA is entitled to receive service fee from Zhongshan WINHA each month, which shall be determined by the parties through negotiation after considering complexity, difficulty, contents, value of the services and other considerations. In that way, we could be able to receive economic benefits generated from Zhongshan WINHA. Although we may not receive all of Zhongshan WINHA’s revenues upon the exclusive business cooperation agreement, we are considered the primary beneficiary of and have the controlling interest of Zhongshan WINHA through the contractual arrangements.

However, if Zhongshan WINHA and its shareholders fail to perform their obligations under the contractual arrangements,or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, or if legal remedies under the PRC law that we rely on are not available or effective, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations, revenue generated in the PRC and damage our reputation, which could materially and adversely affect our results of operations and our ability to generate revenue in the PRC and damage our reputation. Further, if the Company is deemed to have lost control of Zhongshan WINHA, we may not able to continue to consolidate Zhongshan WINHA’s financials. As a result, we may be unable to pay any dividend to our shareholders and the price of our common stock may drop drastically which could cause our shareholder to experience severe loss in their investment in our Company. See a more detailed discussion of the relevant risks under the heading “RISK FACTORS” beginning on page 8.

Furthermore, current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, if our subsidiary in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. As a result, there may be limitations on the ability of our PRC subsidiary to pay dividends or make other investments or acquisitions that could be beneficial to our business or otherwise fund and conduct our business.

On August 1, 2013, Chung Yan Winnie Lam, our President and sole director as well as the sole shareholder of PILOT International, entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an Option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA achieves certain performance thresholds in each given time period. On August 1, 2013, Ms. Lam entered into a Power of Attorney with Ms. Lai to grant Ms. Lai as her agent, attorney and proxy to exercise any and all shareholder rights with the same powers in respect of all the shares of PILOT International on any and all matters on behalf of Ms. Lam.

Pursuant to the Share Transfer Agreement and Power of Attorney, as well as the contractual control of Zhongshan WINHA by the Company (the “Restructuring”), Ms Lai, who also had controlling interest of Zhongshan WINHA with ownership of 70.2% of its shares, was deemed to have retained financial controlling interests in the combined entity, and the combined entity remained under common control. As a result, the Restructuring was accounted for as a combination of entities under common control.

Corporate Structure

The following chart demonstrates our current corporate structure.

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(1)	Zhongshan WINHA was acquired by the Company through contractual arrangements on August 1, 2013. Such arrangements include an exclusive business cooperation agreement, exclusive option agreements, loan agreements, share pledge agreements, powers of attorney and spousal consents.

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(2)	The shareholders of Zhongshan WINHA are Zening Lai (70.2%), WanfangZhong (4.9%), QifangZhong (4.9%), Fang Tian (4.5%), Hong Cui (4.8%), Zhifei Huang (4.6%), Wenliang Zhou (3.5%) and Yun Teng (2.6%).

Our Business Model

We market the local specialty goods to customers through five channels: self-operated physical store, online stores, mobile store, set-top box store and a regional distributor. Our revenue comes from the sales of local specialty goods made through these channels, at retail prices including10% gross profit margin.

Self-operated Physical Store. Self-operated Physical Store. We established a self-operated storefront in December 2013 in Zhongshan city in China. We plan to establish a second self-operated storefront in the first quarter of 2014. Our self-operated storefront retails local specialty goods to customers. We also made available for purchase at the self-operated store prepaid cards for our local specialty goods that can be used at the self-operated store or our website.

Online Store. Consumers may access our products at our website www.winha.com. Our goal is to build our website into a one-stop shop for local specialty products of all kinds. We are working to recruit employees in areas such as graphic design, photography, and business administration.

Mobile Store. We unveiled the mobile store at the end of August 2013. Our mobile store is searchable on WeChat, a social network platform that is developed by Tencent and has gained its popularity among China-based smart phone users. We worked with a third-party developer in creating consents for the mobile store, and obtained a public account with WeChat that so that our mobile store can be searched and “friended” by the public at large. Our mobile store has two segments, introductory pages of local cultures throughout China and a virtual store that provides exclusive deals, such as free samples and special discounted items.

Below is a series of graphical information showing a virtual shopping experience through our mobile store.

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Search for WINHA Our users can find WINHA’s WeChat page through WeChat’s search engine with the keyword “WINHA.”

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Subscribe Our users can then subscribe to WINHA’s WeChat page, which contains a brief description of WINHA’s products and services.

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Subscribe Our users may choose to receive updates or unsubscribe from WINHA’s WeChat Page

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Browse for Products Our mobile home page allows users to browse products, and learn about the historical background of our many featured products and the local regions they come from across China.

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Complete Purchase Our users can select desired products, add them to a cart, and enter payment information to complete purchases.

Mobile Store Push Notifications

We periodically send our registered members push notifications regarding featured products and sales items, with a direct link for them to easily review and purchase. Our push notifications also provide our registered members with information about different local Chinese cultures and a variety of specialty goods, as well as direct links to items on sales and featured items.

Set-Top Box Store. Customers can browse our products on a television set (TV) screen if they choose to install a pre-programmed set-top box on their TVs. A set-top box turns a TV into a display device, and customers with a set-top box pre-programmed with our product information can view and select products and complete purchase on a TV screen, among other functions of set-top boxes such as accessing internet web pages, streaming videos and movies, and playing games. We have worked with a third-party developer and completed programing our store of local specialty products into set-top boxes. We plan to make our set-top boxes available for purchase at our self-operated stores.

Distributor. We utilize a regional distributor in Hunan province to promote our products to local retail stores. We are in the trial stage of this wholesale channel and yet to decide if we plan to engage additional regional distributors.

About Franchise Model

Our management originally incorporated physical franchise stores as one of the Company’s distribution channels. From April 2013 to December 2013, we had six franchise stores and were once in discussions to open 12 more. We collected a website construction and maintenance from each contracted franchise stores and provided advice to the franchisees with respect to store decoration and layout, marketing materials, and employee training and management. We did not take commissions from the sales made at our franchise stores. In November 2013, we ceased our efforts to further develop any franchise stores because we do not meet all of the prerequisites for a commercial franchisor under the PRC laws, which include ownership of at least two self-operated storefronts that have been in operation for at least one year within China. To become compliant with the PRC laws and regulation of commercial franchise, we established one self-operated storefront in December 2013 and plan to establish a second self-operated storefront in the first quarter of 2014. We estimate that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. Meanwhile, the management has decided to unwind the six existing franchise stores and keep the Company’s physical distribution channel free of franchise stores until we are fully in compliance with the PRC laws and regulation of commercial franchise. Therefore, in December 2013 we terminated all the existing franchise agreements and refunded the collected website construction and maintenance fees. After removing the franchise stores, we exclusively rely on direct suppliers to source our products. We believe that our current supply relationship with over 50 direct suppliers across 15 provinces will provide us a healthy and stable supply networks. We also believe that the self-operated store will help to promote our virtual stores to customers and brand our Company.

Though the Company initially began to open up self-operated storefronts to satisfy the regulatory requirements under the PRC laws and regulations for engaging in commercial franchise operation, management has been exploring the advantages of self-operated stores and intend to integrate self-operated stores into the Company’s multi-channel distribution platform. Once the Company becomes a qualified commercial franchisor under the PRC laws, management plans to review the plan for opening up franchise stores.

Products

We offer a broad array of specialty products, including locally-produced food and beverages as well as locally-sourced arts and crafts for sale through our self-operated store, website, mobile store, set-up box store and a regional distributor.

Supply and Distribution

We rely on direct suppliers across the country to supply products to us. We have established supply relationship with over 50 direct suppliers across 15 provinces. We intend to expand the supply chain by around 300 direct suppliers in the next twelve months.

We plan to develop a logistics system that integrates delivery and inventory control systems. Under this system, a sales order will be automatically filled and delivered from a most cost-effective location, whether it is our self-operated store or the Company’s headquarter. We use express mail service to deliver all orders within seven business days.

Quality Control

We control our product quality by requiring pre-approval for any item to be sold in a store, online and through our mobile application and set-top boxes. In order for products to be marketed and sold by us, we ask suppliers to ship samples of product to our company headquarter for quality and safety inspection. In addition, for each order through our website, mobile store and set-top box store, our customer service staff follows up with the customer to obtain feedback regarding the quality of our products and services. We remove any item receiving three or more complaints within a month and we only re-list such item if it passes our further inspection.

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Our Industry

China has developed rapidly in the last two decades and its GDP has been growing at a steady rate for the last ten years. In 2012, China’s total GDP reached approximately USD$8 trillion, making it the second largest economy in the world. This attractive economic outlook is also evident in the tourism industry. In 2012, total revenue from the tourism industry alone is estimated at USD 419 billion (RMB 2,570 billion), representing a 14% increase from the previous year.

With nearly 5,000 years of history and 56 ethnic groups, China is known for its large population, abundant resources and diverse locally-produced specialty goods. As China covers almost 9.6 million square kilometers of land, the variation of climate and environment nourished many distinct local folk cultures and traditions that produced myriad local specialty goods.

Since the turn of the century, as the living standard in China has drastically improved, the demand for diversified consumer products has been on the rise every year. Specialty goods, which reflect local cultures, history, and tradition, have become increasingly popular gifts for families and friends. However, due to factors such as limited business investment, incomplete infrastructure in certain rural areas, low brand awareness, lack of sales channels and ineffective marketing, the local specialty product business is still at its early stage.  In addition, with the goal to promote local cultures, China’s State Council has been actively working to stimulate domestic demand for local specialty goods.

Competitive Advantages

We are a development stage company. A number of our competitors, including Taobao, Gongtianxia.com and Techan.com, are established and have greater resources than we do. We believe all e-commerce segments in China compete on the basis of price, product quality, brand identification and customer service. Our competitive strategy is to implement our innovative business model of selling local specialty goods retail on a shopping platform that utilizes both physical stores and virtual stores and integrate traditional physical stores into the supply chain of the virtual stores.

Development Cost of Our Website

We incurred website development cost for our online store of approximately $12,361 from inception to September 30, 2013.

Government Regulation

Foreign Exchange Regulation Relating to Foreign Invested Enterprises

Under current Chinese regulations, RMB are freely convertible for trade and service-related transactions denominated in foreign currency, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for direct investment, loans,repatriation of investments or investments in securities outside China without the prior approval of the SAFE or its local branches. In May 2013, SAFE promulgated SAFE Circular 21 which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Foreign-invested enterprises in China may execute foreign exchange transactions without the SAFE approval for trade and service-related transactions denominated in foreign currency by providing commercial documents evidencing these transactions. Foreign exchange transactions related to direct investment, loans and investment in securities outside China are still subject to limitations and require approval from the SAFE.

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Furthermore, on August 29, 2008, the SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142. Pursuant to Circular 142, RMB capital derived from the settlement of a foreign-invested enterprise’s foreign currency capital must be used within the business scope approved by the applicable government authority and cannot be used for domestic equity investment, unless specifically provided for otherwise. Documents certifying the purposes of the settlement of foreign currency capital into RMB, including a business contract, must also be submitted for the settlement of such foreign currency. In addition, foreign-invested enterprises may not change how they use such capital without the SAFE’s approval and may not in any case use such capital to repay RMB loans if they have not used the proceeds of such loans. Violation of Circular 142 can result in severe penalties, including heavy fines as set forth in the Foreign Exchange Administration Rules. The SAFE promulgated a circular on November 9, 2010, or Circular 59, which tightens the regulation over settlement of net proceeds from overseas offerings like this offering and requires that the settlement of net proceeds must be consistent with the description in the prospectus for the offering. Furthermore, the SAFE promulgated the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45, on November 9, 2011, which expressly restricts a foreign-invested enterprise from using RMB converted from its registered capital to provide entrusted loans or repay loans between non-financial enterprises. Circular 142, Circular 59 and Circular 45may significantly limit our ability to transfer the net proceeds from this offering to our PRC subsidiary and convert the net proceeds into RMB, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Regulations on Dividend Distributions

The principal regulations governing dividend distributions of wholly foreign owned companies include: the Companies Law (2005), the Wholly Foreign Owned Enterprise Law (2000), and the Wholly Foreign Owned Enterprise Law Implementing Rules (2001).

Under these regulations, wholly foreign owned companies in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign owned companies are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, until the aggregate amount of these funds reaches 50% of the company’s registered capital. Wholly foreign owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff benefits and bonus funds. These reserve funds and staff benefits and bonus funds are not distributable as cash dividends.

Regulations Relating to Internet Information Services and Content of Internet Information

According to the Administrative Measures on Internet Information Services, or the Internet Measures issued in September 2000 by the State Council to regulate the provision of information services to online users through the internet, our business conducted through our winha.com website involves operating commercial internet information services, which requires us to obtain a value-added telecommunications business license, or an ICP license. If an internet information service provider fails to obtain an ICP license, the relevant local telecommunications administration authority may levy fines, confiscate its income or even block its website.

According to the Administrative Provisions on Foreign-Invested Telecommunications Enterprises promulgated by the State Council in December, 2001 and revised in September, 2008, foreign investors cannot hold more than 50% equity interest in a value-added telecommunications services provider. The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business promulgated by the Ministry of Industry and Information Technology of the People's Republic of China in 2006, or the MIIT Circular, requires foreign investors to set up foreign invested enterprises and obtain an ICP license to conduct any value-added telecommunications business in China. Under the MIIT Circular, a domestic company that holds an ICP license is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. We hold our ICP license through Zhongshan WINHA due to the above restrictions. Zhongshan WINHA currently holds an ICP license issued by Guangdong Province Communications Administration, a local branch of the Ministry of Information Industry. Our ICP license will expire in July 2018 and we will renew such license prior to its expiration date. The additional capital contribution of RMB 1,000,000, or approximately $164,204 made to Zhongshan WINHA by the stockholders of Zhongshan WINHA, was registered with Zhongshan Bureau Administration for Industry and Commerce on November 5, 2013. Also, on December 27, 2013 we completed the amendment to the registration of equity interest pledge on due to such additional capital contribution. Our ICP license is required to be amended as to such change on the registered capital of Zhongshan WINHA according to the Internet Measures. We estimate that such amendment procedure could be completed in February 2014.

In May 2010, the State Administration for Industry and Commerce issued the Interim Measures for the Trading of Commodities and Services through the Internet effective in July 2010, which requires internet service providers that operate internet trading platforms to register and verify online shop owners’ identities along with their business credentials, establish mechanisms to ensure safe online transactions, protect online shoppers’ rights, and prevent the sale of counterfeit goods. We are subject to this rule as a result of our operation of the www.winha.com.

Regulations Relating to Privacy Protection

As an internet information provider, we are subject to regulations relating to protection of privacy. Under the Internet Measures, internet information providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes the lawful rights and interests of others. Internet information providers that violate the prohibition may face criminal charges or administrative sanctions by PRC security authorities. In addition, relevant authorities may suspend their services, revoke their licenses or temporarily suspend or close down their websites.  We believe that we are currently in compliance with these regulations in all material aspects.

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Regulations on Advertising Business

The State Administration for Industry and Commerce, or SAIC, is the government agency responsible for regulating advertising activities in China. Regulations governing advertising business mainly include: Advertisement Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress on October 27, 1994 and went into effect on February 1, 1995; Administrative Regulations for Advertising promulgated by the State Council on October 26, 1987 and went into effect on December 1, 1987; and Implementation Rules for the Administrative Regulations for Advertising promulgated by the State Council on January 9, 1988 and amended on December 3, 1998, December 1, 2000 and November 30, 2004 respectively.

Regulations on Commercial Franchising

Franchise operations are subject to the supervision and administration of MOFCOM, and its regional counterparts. Such activities are mainly regulated by the Regulations for Administration of Commercial Franchising promulgated by the State Council on February 6, 2007, effective as of May 1, 2007. Under the above applicable regulation, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources allows such business resources to be used by another business operator through contract and the franchisee follows the uniform business model to conducts business operation and pays franchising fees according to the contract. The above applicable regulation provides that a franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China. Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 100,000 to RMB 500,000, and may be bulletined by the MOFCOM or its local counterparts. Franchisors are generally required to register franchise contracts with the MOFCOM or its local counterparts, and our failure to carry out record-filing with MOFCOM or its counterparts may result in penalties such as fines ranging from RMB 10,000 to RMB 100,000. Such noncompliance may also be bulletined.

Due to our six franchise stores existed until December 2013, we were likely recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model. We did not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts when we had the franchise stores. Therefore, we may be subject to penalties such as forfeit of illegal income, imposition of fines from RMB 10,000 to RMB 500,000 and may be bulletined by MOFCOM or its local counterparts. However, we are arranging to establish two or more self-operated storefronts and will attempt to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We are looking for appropriate premises for our self-operated stores currently and have established one self-operated storefront in December 2013. We will probably establish another one in the first quarter of 2014. We estimate that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015.

Regulations on Product Liability and Consumers Protection

Product liability claims may arise if the products sold have any harmful effect on the consumers. The injured party may claim for damages or compensation. The Product Quality Law of the PRC, which was enacted in 1993 and amended in 2000, strengthens the quality control of products and protects consumers’ rights and interests. Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers’ rights when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers.

The Tort Law of the PRC effective on July 1, 2010 requires that when the product defect endangers people’s life or property, the injured party may hold the producer or the seller liable in tort and require that it remove obstacles, eliminate danger, or take other action. The Tort Law also requires that when a product is found to be defective after it is put into circulation, the producer and the seller shall give timely warnings, recall the defective product, or take other remedial measures.

Regulations on Trademarks

The PRC Trademark Law, adopted in 1982 and revised in 1993 and 2001, provides protection to the holders of registered trademarks. The State Trademark Bureau, under the authority of the State Administration for Industry and Commerce (“SAIC”) handles trademark registrations and grants rights of a term of 10 years in connection with registered trademarks. License agreements with respect to registered trademark must be filed with the State Trademark Bureau.

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Environmental Matters

Our business currently does not implicate any environmental regulation in China.

Intellectual Property

Trademark

We are currently applying for trademark protection for our company’s logo “Wanqiwang” and we anticipate that we will be able to obtain the trademark within the next 12 months.

Domain Names

We have applied to add the domain name www.winha.com to the Internet Content Provider License that we currently hold and we have received the updated ICP License covering the foregoing domain name.

Employees

We currently have 22 full-time employees.

DESCRIPTION OF PROPERTY

Our principal executive office is located at Suite 918, Yihe Center, 5 Xinzhong Avenue, Shiqi District, Zhongshan, China. The property at this location is leased by the Company, at monthly rental expenses of RMB 8,388 (approximately $1,371), for a term of three years ending March 24, 2016.

LEGAL PROCEEDINGS

We are currently not involved in any lawsuits or legal proceedings that might arise in the ordinary course of business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result may arise from time to time that may harm our business. We are currently not aware of any potential legal proceedings or claims that will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We intend to apply for quotation of our common stock on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment. No liquid public market currently exists for our common stock and there can be no assurance that an active trading market will develop, or if an active market does develop, that it will continue.

Holders

As of February 5, 2014, there were 37 holders of record of our common stock.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our board of directors has the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and any other factors that our board of directors deems relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our management’s discussion and analysis of financial condition and results of operations includes the following sections:

•	Overview. Discussion of our business and overall analysis of financial and other highlights affecting the company in order to provide context for the remainder of MD&A.

•	Critical Accounting Policies and Estimates. Accounting estimates that we believe are most important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

•

Results of Operations.  An analysis of our financial results for the period from inception to June 30, 2013, the period from July 1, 2013 to September 30, 2013, and the period from inception to September 30, 2013.

•	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows, and discussion of our financial condition and potential sources of liquidity.

•	Contractual Obligations and Off-Balance-Sheet Arrangements. Overview of contractual obligations, contingent liabilities, commitments, and off-balance-sheet arrangements outstanding as of September 30, 2013.

Overview

WINHA sells local specialty products from different regions across China through its self-operated physical store, website, mobile store, set-top boxes for television sets, and a regional distributor. Our innovative business model utilizes a multi-channel shopping platform to sell locally-produced food, beverages, and arts and crafts that are well-known across China. Through our shopping platform, we provide customers with access to a large variety of local products that can traditionally only be found in local stores or markets in specific regions.

Our vision is to promote different local cultures and traditions that exist throughout China, while bolstering local economies and raising people’s awareness of each region’s cultural heritage.

We operate our business in China through Zhongshan WINHA, a variable interest entity of us. We expect that virtually all of our revenue, once generated, derives from Zhongshan WINHA. On August 1, 2013, we obtained the controlling interest of Zhongshan WINHA via Shenzhen WINHA through a series of contractual arrangements executed on August 1, 2013, which include an exclusive business cooperation agreement, exclusive option agreements, loan agreements, share pledge agreements, powers of attorney and spouse consents. Shenzhen WINHA, through these arrangements, became the primary beneficiary of and consolidated with its variable interest entity, Zhongshan WINHA. For more detailed information with respect to the contractual arrangements, see “Description of Business – Our Corporate History and Structure”.

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However, if Zhongshan WINHA and its shareholders fail to perform their obligations under the contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, or if legal remedies under the PRC law that we rely on are not available or effective, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations, revenue generated in the PRC and damage our reputation, which could materially and adversely affect our results of operations and our ability to generate revenue in the PRC and damage our reputation. Further, if the Company is deemed to have lost control of Zhongshan WINHA, we may not able to continue to consolidate Zhongshan WINHA’s financials. As a result, we may be unable to pay any dividend to our shareholders and the price of our common stock may drop drastically which could cause our shareholder to experience severe loss in their investment in our Company. See a more detailed discussion of the relevant risks on page 8 under the heading “RISK FACTORS”.

On August 1, 2013, Chung Yan Winnie Lam, our President and sole director as well as the sole shareholder of PILOT International, entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an Option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA achieves certain performance thresholds in each given time period. On August 1, 2013, Ms. Lam entered into a Power of Attorney with Ms. Lai to grant Ms. Lai as her agent, attorney and proxy to exercise any and all shareholder rights with the same powers in respect of all the shares of PILOT International on any and all matters on behalf of Ms. Lam.

Pursuant to the Share Transfer Agreement and Power of Attorney, as well as the contractual control of Zhongshan WINHA by the Company (the “Restructuring”), Ms. Lai, who also had a controlling interest in Zhongshan WINHA with ownership of 70.2% of its shares, was deemed to have retained a financial controlling interest in the combined entity, and the combined entity remained under common control. As a result, the Restructuring was accounted for as a combination of entities under common control.

The Company’s fiscal year end is March 31.

Plan of Operation

We market the local specialty goods to customers through five channels: self-operated physical store, online stores, mobile store, set-top box store and a regional distributor. Our revenue comes from the sales of local specialty goods made at our self-operated physical store, online store, mobile store and set-top box store and to the distributor, at retail prices including10% gross profit margin.

•

Opening up self-operated stores.

We established one self-operated storefront in December 2013. We plan to establish a second self-operated storefront in the first quarter of 2014. Our self-operating store is engaged in the retail of local specialty products. We plan to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We estimate that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. The expense associated with opening up two self-operated storefronts is estimated to be approximate RMB 500,000, or approximately $82,102.

•

Developing direct suppliers.

To ensure a healthy and stable supply networks, we recently modified our supplier network by adding non-franchisee supplier chain. We have established supply relationship with over 50 direct suppliers across 15 provinces. We intend to add about 300 direct suppliers in the next twelve months. We estimate that the expense associated with achieving this goal is approximate RMB 300,000, or approximately $49,261.

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•

Developing of an intelligent logistic system

We have started developing a logistics system that integrates delivery and inventory control systems and expect to complete this system within the next 12 months. Under this system, a sales order will automatically be filled and delivered from a most cost-effective location, whether it is our self-operated store or the Company’s headquarter. The expense associated with achieving this goal is estimated to be approximate RMB 400,000, or approximately $65,681.

•

Active marketing of our website.

We do not plan to actively promote our website before January 2014, but intend to launch targeted marketing thereafter. The expense associated with this project is estimated to be approximate RMB 1,500,000, or approximately $246,305.

•

Fine-tuning and ramping up of our mobile store.

Our mobile store became live at the end of August 2013.We are currently conducting a series of tests on the mobile store in interfacing with WeChat and smart phones. Because the cost of this project was included in the expense of creating the mobile store, we do not expect to incur further cost in this regard.

Beginning January 2014, we plan to actively promote our mobile store by engaging third-party platform marketing, instant message marketing, and email marketing during the next twelve months. The expense associated with this project is estimated to be approximate RMB 160,800 or approximately $26,404.

•

Introduction of our set-top box store.

We have worked with a third-party developer and completed programming our store of local specialty products into set-top boxes. We have also begun to introduce the set-top box store to Guangdong market. We plan to make our set-top boxes available for purchase at our self-operated stores. The expense associated with this project is estimated to be nominal.

Our business operations are subject to primarily PRC laws and regulations on telecommunications services, Internet content services, advertising business, and may be subject to PRC laws and regulations on commercial franchising and other business sectors. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations, including, but not limited to, the laws and regulations governing our business, the validity and enforcement of our contractual arrangements, our corporate structure and this offering. If the PRC government determines that we are in violation of applicable PRC laws, rules or regulations, we could be subject to sanctions, including but not limited to levying fines, confiscating illegal income, revoking business and operating licenses of our variable interest entity, Zhongshan WINHA, and other penalties that would severely disrupt our ability to conduct business, severely damage our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects. For more detailed information, see “Risk Factors” and “Government Regulation”.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See Note 2 to our consolidated financial statements, “Basis of Presentation and Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect the more critical accounting policies that currently affect our financial condition and results of operations:

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Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. We make these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2013.

Cash and Cash Equivalents

For statement of cash flows purposes, we consider all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Revenue Recognition

The Company develops local franchisees across the country. The Company, through its franchisees, markets the local specialty goods through the following four channels:

•	Franchise stores –The Company collects annual franchise fee from each franchisee for its services including but not limited to management, marketing and consulting. The Company accounts for franchise fee revenue on a deferred basis, whereby revenue is recognized ratably over the one-year agreement period. For the three months ended September 30, 2013, the Company collected annual franchise fee of $53,911 and recorded the amount as advance from customers. The Company subsequently returned the annual franchise fee collected and no franchise revenue was recorded. The Company does not plan to develop any franchise stores until the Company becomes compliant with the relevant PRC laws and regulations.

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•	Online Store – Each franchise owner is required to pay us a one-time website construction and maintenance fee. The Company accounts for this website construction and maintenance fee revenue on a deferred basis, whereby revenue is recognized ratably over the service agreement period.

•	Mobile store – Commission revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

•	Set-Top Box Store – Customers can browse the Company’s products on a television set (TV) screen if they choose to install a pre-programmed set-top box on their TVs. A set-top box turns a TV into a display device, and customers with a set-top box pre-programmed with our product information can view and select products and complete purchases on a TV screen, among other functions of set-top boxes such as accessing internet web pages, streaming videos and movies, and playing games. Commission revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Under related PRC laws and regulations, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources, the franchisor, allows such business resources to be used by another business operator, the franchisee, through contract and the franchisee follows the uniform business model to conduct business operation and pays franchising fees according to the contract to conduct commercial franchising activities.  A franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China.  Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 100,000 to RMB 500,000, and/or may be bulletined by Ministry of Commerce of China, or the MOFCOM or its local counterparts.  In addition, franchisors shall carry out record-filing with MOFCOM or its counterparts within 15 days upon executing the first franchise contract. Failure to comply with such requirement shall be subject to fines ranging from RMB 10,000 to RMB 100,000. We may be recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model. We do not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts until September 30, 2013. Therefore, we may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 10,000 to RMB 500,000 and may be bulletined by MOFCOM or its local counterparts. However, we are arranging to establish two or more self-operated storefronts and will attempt to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We are looking for appropriate premises for our self-operated stores currently and have established one self-operated storefront in December 2013. We plan to establish a second storefront in the first quarter of 2014. It is roughly estimated that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. Until we become compliant with the relevant PRC laws and regulations, we do not plan to develop any franchise stores.

Membership Reward Program

The Company has a membership points program in which the Company awards the points to the customers when they firstly join the program. The customers also earn one point for each Renminbi spent at the online stores or mobile store.

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Under the membership points program, the points earned can be used to pay for future purchases at online store or mobile store. The membership points never expire and cannot be exchanged for cash. Due to lack of historical data, the Company cannot fairly estimate the percentage of breakage.

The free points offered when the customers firstly join the membership program are recorded as reduction of revenues at the time of use.

Regarding the points which the customers earn from the cash spent on the online store or mobile store, the Company allocates the transaction price to the product and the points on a relative standalone selling price basis whereas the portion of the points will be recognized upon redemption. The Company accrues liabilities for the estimated value of the points earned and expected to be redeemed. The accrual is based on all outstanding reward points related to prior purchases at the end of each reporting period, as the Company does not currently have sufficient historical data to reasonably estimate the usage rate of these reward points. These liabilities reflect our management’s best estimate of the cost of future redemptions. No deferred revenue was recorded for the period ended September 30, 2013.

Results of operations of Our Company

From July 1, 2013 to September 30, 2013, by consolidating the operating result of our Variable Interest Entity Zhongshan WINHA

We are a development stage Company that has not yet generated any revenues during the period from July 1, 2013 to September 30, 2013. We do not expect to begin to generate revenue until the period after September 30, 2013. We expect that we will incur approximately $100,000 of further expense before we begin to generate revenue.

General and Administrative Expenses

The following table sets forth main components of the Company’s general and administrative expenses for the period from July 1 to September 30, 2013.

	Amount	% of Total G&A
Legal and professional fees	101,444	36.8%
Share-based payment	99,979	36.3%
Salary and welfare	40,505	14.7%
Office expense	23,491	8.5%
Others	10,208	3.7%
Total G&A	$275,627	100.0%

Our general and administrative expenses was primarily related to legal and professional fees in connection with the incorporation of the Company and its subsidiaries, as well as the filing of this registration statement on Form S-1.

Net Loss

As a result of the above, our net loss was $275,878 during the period from July 1 to September 30, 2013.

From April 15, 2013 (inception) to September 30, 2013, by consolidating the operating result of our Variable Interest Entity Zhongshan WINHA

We are a development stage Company that has not yet generated any revenues since our inception on April 15, 2013. We do not expect to begin to generate revenue until the period after September 30, 2013. We expect that we will incur approximately $100,000 of further expense before we begin to generate revenue.

General and Administrative Expenses

The following table sets forth main components of the Company’s general and administrative expenses for the period from April 15, 2013 (inception) to September 30, 2013.

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	Amount	% of Total G&A
Legal and professional fees	259,775	55.1%
Share-based payment	99,979	21.2%
Salary and welfare	57,023	12.1%
Office expense	43,679	9.2%
Others	11,259	2.4%
Total G&A	$471,715	100.0%

Our general and administrative expenses was primarily related to legal and professional fees in connection with the incorporation of the Company and its subsidiaries, as well as the filing of this registration statement on Form S-1.

Net Loss

As a result of the above, our net loss was $472,044 during the period from inception to September 30, 2013.

From April 15, 2013 (inception) to June 30, 2013

We are a development stage Company that has not yet generated any revenues since our inception on April 15, 2013. We do not expect to begin to generate revenue until the period after September 30, 2013.

General and Administrative Expenses

The following table sets forth main components of the Company’s general and administrative expenses for the period from April 15, 2013 (inception) to June 30, 2013.

	Amount	% of Total G&A
Legal and professional fees	155,922	100.0%
Postage expenses	61	0.0%
Total G&A	$155,983	100.0%

Our general and administrative expenses was primarily related to legal and professional fees in connection with the incorporation of the Company and its subsidiaries, as well as the filing of this registration statement on Form S-1.

Net Loss

As a result of the above, our net loss was $156,061 during the period from inception to June 30, 2013.

Results of operations of Our Variable Interest Entity Zhongshan WINHA

From April 28, 2013 (inception) to June 30, 2013

Zhongshan WINHA is a development stage company that has not yet generated any revenues since its inception on April 28, 2013. We do not expect to begin to generate revenue until the period after September 30, 2013.

General and Administrative Expenses

The following table sets forth main components of the Zhongshan WINHA’s general and administrative expenses for the period from April 28, 2013 (inception) to June 30, 2013.

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	Amount	% of Total G&A
Office expenses	$20,127	50.2%
Salary and benefits	16,518	41.2%
Professional fee	2,409	6.0%
Others	1,051	2.6%
Total G&A	$40,105	100.0%

Zhongshan WINHA’s general and administrative expenses were primarily related to office expenses and salary and benefits.

Net Loss

As a result of the above, Zhongshan WINHA’s net loss was $40,105 during the period from inception to June 30, 2013.

Liquidity and Capital Resources

As of June 30, 2013, the Company had cash and cash equivalent of $64,778. The whole amount of cash and cash equivalents was held by a foreign subsidiary. We have financed our operations through capital contribution by our shareholder of $202,781. We used cash in operations of $137,989 during the period from April 15, 2013 (inception) to June 30, 2013. The usage of the cash was primarily due to payment of the legal and professional fees.

As of June 30, 2013, our variable interest entity Zhongshan WINHA had cash and cash equivalents of $120,381. Zhongshan WINHA has financed its operations through capital contribution from its shareholders of $162,916. Zhongshan WINHA used cash in operations of $34,397 and in investing activities of $8,144 during the period from April 28, 2013 (inception) to June 30, 2013. The usage of the cash was primarily related to construction and development of our website, as well as office expenses and salary and welfare.

As of September 30, 2013, the Company had cash and cash equivalent of $87,398. We have financed our operations through capital contribution by our shareholders of $449,870. We used cash in operations of $363,808 during the period from April 15, 2013 (inception) to September 30, 2013. The usage of the cash was primarily due to payment of the legal and professional fees.

The stockholders of Zhongshan WINHA have made additional capital contribution to Zhongshan WINHA of RMB 1,000,000, or approximately $164,204 on October 23, 2013, subsequent to September 9, 2013, the date of report of our independent registered public accounting firm included in this prospectus. Our management estimates that our Company can continue as a going concern for six months without further obtaining additional working capital. There can be no assurance that we will be successful in our plans of generating recurring revenues.

In the course of our development activities, we continue to sustain losses and have not generated any revenues. We expect to finance operations primarily through capital contributions from a principal stockholder. We estimate that our cash and cash equivalents are sufficient to fund operations for the next six months. In the event that we require additional funding to finance the growth of our current and expected future operations as well as to achieve our strategic objectives, our principal stockholder has indicated the intent to provide additional equity financing.

These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Transfer of Cash

According to PRC laws and regulations, in the event that we need to finance our subsidiary in the future, we are allowed to providing funding by means of capital contributions or loans. The loans are subject to applicable government registration and approval requirements. We may not be able to complete the registration or obtain these government approvals on a timely basis. If we fail to complete such registration or receive such approvals, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity. See “Risk Factors – Risk Relating to Doing Business in China - PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Current PRC regulations permit our PRC subsidiary to pay dividends to us,however, payment of dividends are subject to applicable regulatory requirements. In addition, we have no direct business operations, other than our ownership of our subsidiary and our contractual control of Zhongshan WINHA, which may limit the payment of dividends. See “Risk Factors – Risk Relating to Doing Business in China – our holding company structure may limit the payment of dividends”.

Furthermore, cash transfers from our PRC subsidiaries to their parent companies outside of China are subject to PRC government control of currency conversion. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. As profit and dividend are current account items, our revenues generated in the PRC may be paid to shareholders outside of the PRC as profit or dividend without prior approval from SAFE so long as we comply with certain procedural requirements. However, the PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Our inability to obtain the requisite approvals for converting RMB into foreign currencies, any delays in receiving such approvals or any future restrictions on currency exchanges may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations. See “Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may affect the value of your investment.”

Contractual Obligations

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.

Off Balance Sheet Transactions

We do not currently have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

There have been no changes in or disagreements with our accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current officer and director.

Name	Age	Position
Chung Yan Winnie Lam	37	President, Secretary, Treasurer & Director

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Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ms. Lam, is the owner and a director of Blaze Group Limited, a bridal shop in Hong Kong, which wholesales, retails and rents wedding dresses and evening gowns. Additionally, Ms. Lam is one of the owners, and the Marketing Director of, Jonathon Arndt Gallery of Jewels, a jewelry shop in Beverly Hills, California. Ms. Lam holds a Bachelor of Science from the University of Southern California Marshall School of Business.

Family Relationship

There are no family relationships between any of our directors or executive officers.

Employment Agreements

As of the filing of this prospectus, we have not entered into employment agreements with our executive officer and director.

Board of Directors

Our director holds office until the next annual meeting of shareholders and until her successor has been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our director or executive officer has not, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our director or executive officer has not been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and director, including our Chief Executive Officer, however, we are in the process of formulating a code of ethics and intend to adopt one in the near future.

Corporate Governance and Limitations on Directors’ and Officers’ Liability

Our director and officer is indemnified as provided by general corporation law of the Nevada Revised Statutes, as amended (“NRS”), and our Articles of Incorporation and By-laws.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Chung Yan Winnie Lam, our sole officer since our inception on April 15, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Totals ($)
Chung Yan Winnie Lam	2013	$-	$-	$-	$-

Compensation of Our President, Secretary and Treasurer

Chung Yan Winnie Lam, as our sole director, has authority and discretion to determine her own compensation for serving as the Company’s President, Secretary and Treasurer.

Compensation of Our Director

From inception to August 2013, our sole director Chung Yan Winnie Lam did not receive any compensation solely for service as a director.

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It is our current policy that our director is reimbursed for reasonable out-of-pocket expenses incurred in attending each board of directors meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each director and named executive officer, (ii) all executive officers and directors as a group; and (iii) each shareholder known to be the beneficial owner of 5% or more of the outstanding common stock of the Company as of February 5, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of February 5, 2014 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise indicated below, the address of each person listed in the table below is c/o Suite 918, Yihe Center, 5 Xinzhong Avenue, Shiqi District, Zhongshan, China.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)
	No. of Shares	% of Class
Name and Address of Beneficial Owner
Directors and Officers
Chung Yan Winnie Lam (2)
President, Secretary, Treasurer & Director	48,850,210	97.72%
All officer and director as a group (1 person)	48,850,210	97.72%

5% Security Holders
PILOT International Investment Company Limited (3)	48,850,210	97.72%

(1)	Based on 49,989,500 shares of common stock issued and outstanding as of February 5, 2014.

(2)	On August 1, 2013, Chung Yan Winnie Lam, our President and sole director as well as the sole shareholder of PILOT International, entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an Option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA achieves certain performance thresholds in each given time period. After giving effect to the Option, Ms. Lai may be deemed to be the beneficial owner of the shares of WINHA’s common stock held by PILOT International.

(3)	Includes 48,850,210 of WINHA’s common stock held by PILOT International.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Additional Paid-in Capital

PILOT International, the Company’s principal stockholder, contributed additional paid-in capital in amount of $237,105 to the Company since inception to September 30, 2013. Capital contribution from individual shareholders and share-based compensation totaled in amount of $113,789, while registered capital of Zhongshan WINHA contributed in amount of $162,916.

Consultant Shares

On September 9, 2013, PILOT International, the Company’s principal stockholder, transferred 499,895 shares of the Company’s common stock held by it, to Albeck Financial Services as partial compensation for business consulting services rendered by Albeck Financial Services to the Company.

On September 9, 2013, PILOT International, the Company’s principal stockholder, transferred 499,895 shares of the Company’s common stock held by it, to Alta Capital Partners as partial compensation for business consulting services rendered by Alta Capital Partners to the Company.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000 or one percent of the average of the Company’s total assets at the year-end for 2013. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the effect on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself or herself from deliberations and approval of the transaction in which the interested director is involved.

Promoters and Certain Control Persons

A “promoter” within the definition of 12b-2 includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities.

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We have no knowledge of any person who would be deemed a “promoter” of our company during the past five years within the meaning of Rule 405 under the Securities Act, except as follows:

Ms. Chung Yan Winnie Lam, who was an officer and director at the inception of the Company, may come into the definition of promoter as person taking initiative in founding and organizing the business of the company. At inception, the Company issued 49,850,000 shares of common stock or 100% of the number of the outstanding common stock at the time of the issuance to PILOT International. On August 1, 2013, Chung Yan Winnie Lam, our President and sole director as well as the sole shareholder of PILOT International, entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an Option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA achieves certain performance thresholds in each given time period. After giving effect to the Option, Ms. Lai may be deemed to be the beneficial owner of the shares of WINHA’s common stock held by PILOT International.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not currently have any independent director in light of the NASDAQ Listing Rule 5605(a)(2) and the standards established by the SEC.

We do not currently have a separately designated audit, nominating or compensation committee.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus and certain other legal matters as to Nevada will be passed upon for us by Szaferman, Lakind, Blumstein &Blader, P.C., with the address of 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648. Legal matters as to PRC law will be passed upon for us by Han Kun Law Offices, Suite 4709, Excellence Times Plaza, 4068 Yitian Road, Futian District, Shenzhen 518048, P. R. China.

EXPERTS

Our audited consolidated financial statements appearing in this prospectus and registration statement have been audited by Marcum Bernstein & Pinchuk  LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement include material provisions but are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	58

WINHA International Group Limited and Subsidiaries – Consolidated Balance Sheet at June 30, 2013	59

WINHA International Group Limited and Subsidiaries - Consolidated Statement of Operations and Comprehensive Loss for the period from April 15, 2013 (inception) through June 30, 2013	60

WINHA International Group Limited and Subsidiaries - Consolidated Statement of Stockholders’ Equity for the period from April 15, 2013 (inception) through June 30, 2013	61

WINHA International Group Limited and Subsidiaries - Consolidated Statement of Cash Flows for the period from April 15, 2013 (inception) through June 30, 2013	62

WINHA International Group Limited and Subsidiaries - Notes to Consolidated Financial Statements	63

Report of Independent Registered Public Accounting Firm	72

Zhongshan WINHA Electronic Commerce Company Limited - Balance Sheet at June 30, 2013	73

Zhongshan WINHA Electronic Commerce Company Limited - Statement of Operations and comprehensive Loss for the period from April 28, 2013 (inception) through June 30, 2013	74

Zhongshan WINHA Electronic Commerce Company Limited - Statement of Equity for the period from April 28, 2013 (inception) through June 30, 2013	75

Zhongshan WINHA Electronic Commerce Company Limited - Statement of Cash Flows for the period from April 28, 2013 (inception) through June 30, 2013	76

Zhongshan WINHA Electronic Commerce Company Limited - Notes to the Financial Statements	77

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the period from April 15, 2013 (inception of the Company) to June 30, 2013	86

WINHA International Group Limited and Subsidiaries –Consolidated Balance Sheet at September 30, 2013 (Unaudited)	88

WINHA International Group Limited and Subsidiaries - Consolidated Statement of Operations and Comprehensive Loss for the period from April 15, 2013 (inception) through September 30, 2013 (Unaudited)	89

WINHA International Group Limited and Subsidiaries - Consolidated Statement of Stockholders’ Equity for the period from April 15, 2013 (inception) through September 30, 2013 (Unaudited)	90

WINHA International Group Limited and Subsidiaries - Consolidated Statement of Cash Flows for the period from April 15, 2013 (inception) through September 30, 2013 (Unaudited)	91

WINHA International Group Limited and Subsidiaries - Notes to Consolidated Financial Statements (Unaudited)	92

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To the Board of Directors and Shareholders

of WINHA International Group Limited

We have audited the accompanying consolidated balance sheet of WINHA International Group Limited (the “Company”), a development stage company, as of June 30, 2013, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the period from April 15, 2013 (inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of June 30, 2013, and the results of its operations and its cash flows for the period from April 15, 2013 (inception) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has a net loss and an accumulated deficit as of June 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

New York, New York

September 9, 2013, except for revised disclosures as explained in Note 2, which is dated January 23, 2014

58

 WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEET

(Stated in US Dollars, except number of shares)

As of June 30,
2013

ASSETS
Current Assets:
Cash and cash equivalents	$64,778
Total Current Assets	64,778

Total Assets	$64,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accrued expenses and other payables	$18,084
Total Current Liabilities	18,084

Total Liabilities	18,084

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock ($0.001 par value, 20,000,000 authorized, zero shares issued and outstanding)	-
Common stock ($0.001 par value, 200,000,000 shares authorized, 49,850,000 shares issued and outstanding as of June 30, 2013)	49,850
Additional paid-in capital	152,931
Deficit accumulated during the development stage	(156,061)
Accumulated other comprehensive loss	(26)
Total Stockholders’ Equity	46,694

Total Liabilities and Stockholders’ Equity	$64,778

The accompanying notes are an integral part of these consolidated financial statements.

59

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars, except number of shares)

April 15, 2013 (inception) through June 30, 2013

Operating expenses
General and administrative expenses	155,983

Loss from operations	(155,983)

Other expenses
Finance costs	(78)

Loss before provision of income taxes	(156,061)
Provision for income taxes	-

Net loss	(156,061)

Foreign currency translation adjustment	(26)

Comprehensive loss	$(156,087)

Loss per share
- Basic and diluted	$(0.00)

Weighted average shares outstanding
- Basic and diluted	49,850,000

The accompanying notes are an integral part of these consolidated financial statements.

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WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 15, 2013 (INCEPTION) TO JUNE 30, 2013

(Stated in US Dollars except Number of Shares)

			Additional		Accumulated other	Total
	Number	Common	paid-in	Accumulated	Comprehensive	Stockholders'
	of shares	stock	capital	deficit	loss	Equity
Balance, April 15, 2013 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common shares	49,850,000	49,850	-	-	-	49,850

Additional capital contribution from principal stockholder	-	-	152,931	-	-	152,931

Net loss for the period	-	-	-	(156,061)	-	(156,061)

Foreign currency translation adjustment	-	-	-	-	(26)	(26)

Balance, June 30, 2013	49,850,000	$49,850	$152,931	$(156,061)	$(26)	$46,694

The accompanying notes are an integral part of these consolidated financial statements.

61

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Stated in US Dollars)

April 15, 2013 (inception) through June 30, 2013
Cash flows from operating activities
Net loss	$(156,061)
Changes in operating liabilities
Accrued expenses and other payable	18,072
Net cash used in operating activities	(137,989)

Cash flows from financing activities
Proceeds from sale of common stocks	49,850
Proceeds from capital contribution from principal stockholder	152,931
Net cash provided by financing activities	202,781

Effect of exchange rate change on cash and cash equivalents	(14)
Net increase in cash and cash equivalents	64,778

Cash and cash equivalents, beginning balance	-
Cash and cash equivalents, ending balance	$64,778

Supplement disclosure of cash flow information
Interest expense paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

62

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

WINHA International Group Limited (“WINHA International” or “the Company”) was incorporated in Nevada on April 15, 2013. The subsidiaries of the Company and their principal activities are described as follows:

	Place and date incorporation	Attributable equity interest held	Principal activities

C&V International Holdings Company Limited(“C&V”)	Cayman May 21, 2013	100%	Investment holding

WINHA International Investment Holdings Company Limited(“WINHA Investment”)	Hong Kong May 10, 2013	100%	Investment holding

WINHA International and its subsidiaries are collectively referred to as the “Company”.

The Company is a retailer of local specialty products from different regions across China, selling through physical franchise stores, its website, mobile store, and set-top boxes for television sets. Our innovative business model utilizes a multi-channel shopping platform to sell locally-produced food, beverages, and arts and crafts that are well-known across China. Through our comprehensive shopping platform, we provide customers with access to a large variety of local products that can typically only be found in local stores or markets in specific regions.

As of June 30, 2013, the Company had not yet started its operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with the Accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.

The Company’s fiscal yearend is March. 31.

Revised Disclosure

Subsequent to original issuance date, September 9, 2013, the following revised disclosures have been made:

Note 5 – Subsequent event, (1) to disclose additional capital contribution to Zhongshan WINHA and Zhongshan WINHA’s completion of the amendment procedures to the registration of equity interest pledge on December 27, 2013; (2) to disclose the Company’s decision to unwind the franchise stores.

Going Concern, Management’s Plans and Liquidity

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s operations resulted in a net loss of $156,061 and used cash in operations of $137,989 during the period from April 15, 2013 (inception) to June 30, 2013. As of June 30, 2013, the Company had an accumulated deficit of $156,061.

In the course of its development activities, the Company continues to sustain losses and has not generated any revenues. The Company expects to finance operations primarily through capital contributions from a principal stockholder. The Company estimates that their cash and cash equivalents are sufficient to fund operations for the next six months. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal stockholder has indicated the intent to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principle of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

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Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

The Company was a development stage entity as of June 30, 2013. No significant estimates and assumptions have been made in the preparation of financial statements.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

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WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of June 30, 2013.

Comprehensive Loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the period from April 15 (inception) through June 30, 2013, the Company’s comprehensive income includes net loss and foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of WINHA International is the United States dollar (“US$”); the functional currency of C&V and WINHA Investment is the Hong Kong dollar (“HKD”).

The reporting currency of the consolidated financial statements is the US$.

Transactions in currencies other than a consolidated entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on retranslation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these consolidated financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

65

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at June 30, 2013, the Company’s cash and cash equivalents comprised of cash in bank of $64,778. All of the Company’s cash deposit is held in a financial institution located in Hong Kong where there is currently regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

Revenue Recognition

The Company develops local franchisees across the country. The Company, through its franchisees, markets the local specialty goods through the following four channels:

•	Franchise stores –The Company collects annual franchise fee from each franchisee for its services including but not limited to management, marketing and consulting. The Company accounts for franchise fee revenue on a deferred basis, whereby revenue is recognized ratably over the one-year agreement period. As of June 30, 2013, there were no annual franchise fee collected and no franchise revenue was recorded.

•	Online Store – Each franchise owner is required to pay us a website construction and maintenance fee. The Company accounts for this website construction and maintenance fee revenue on a deferred basis, whereby revenue is recognized ratably over the service agreement period.

•	Mobile store –Revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

•	Set-Top Box Store – Customers can browse the Company’s products on a television set (TV) screen if they choose to install a pre-programmed set-top box on their TVs without additional charge. A set-top box turns a TV into a display device, and customers with a set-top box pre-programmed with our product information can view and select products and complete purchases on a TV screen, among other functions of set-top boxes such as accessing internet web pages, streaming videos and movies, and playing games. Commission revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Under related PRC laws and regulations, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources, the franchisor, allows such business resources to be used by another business operator, the franchisee, through contract and the franchisee follows the uniform business model to conduct business operation and pays franchising fees according to the contract to conduct commercial franchising activities.  A franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China.  Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 100,000to RMB 500,000, and/or may be bulletined by Ministry of Commerce of China, or the MOFCOM or its local counterparts.  In addition, franchisors shall carry out record-filing with MOFCOM or its counterparts within 15 days upon executing the first franchise contract. Failure to comply with such requirement shall be subject to fines ranging from RMB 10,000 to RMB 100,000. We may be recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model. We do not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts until June 30, 2013. Therefore, we may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 10,000to RMB 500,000 and may be bulletined by MOFCOM or its local counterparts. However, we are arranging to establish two or more self-operated storefronts and will attempt to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We are looking for appropriate premises for our self-operated stores currently and have established one self-operated storefront in December 2013. We plan to establish a second storefront in the first quarter of 2014. It is roughly estimated that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. Until we become compliant with the relevant PRC laws and regulations, we do not plan to develop any franchise stores.

66

Membership Reward Program

The Company has a membership points program in which the Company awards the points to the customers when they firstly join the program. The customers also earn one point for each Renminbi spent at the online stores or mobile store.

Under the membership points program, the points earned can be used to pay for future purchases at online store or mobile store. The membership points never expire and cannot be exchanged for cash. Due to lack of historical data, the Company cannot fairly estimate the percentage of breakage.

The free points offered when the customers firstly join the membership program are recorded as reduction of revenues at the time of use.

Regarding the points which the customers earn from the cash spent on the online store or mobile store, the Company allocates the transaction price to the product and the points on a relative standalone selling price basis whereas the portion of the points will be recognized upon redemption. The Company accrues liabilities for the estimated value of the points earned and expected to be redeemed. The accrual is based on all outstanding reward points related to prior purchases at the end of each reporting period, as the Company does not currently have sufficient historical data to reasonably estimate the usage rate of these reward points. These liabilities reflect our management’s best estimate of the cost of future redemptions. No deferred revenue was recorded for the period ended June 30, 2013.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

67

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalties or interest relating to income taxes have been incurred during the period from April 15, 2013 (inception) to June 30, 2013. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Loss per share

Basic loss per share is computed by dividing net earnings by the weighted average number of ordinary shares outstanding during the period from April 15, 2013 (inception) to June 30, 2013. Diluted loss per share is calculated by dividing net earnings by the weighted average number of ordinary and dilutive potential ordinary shares outstanding during the year. Diluted loss per share were the same as basic loss per share due to the lack of dilutive items and the fact that Company is in net loss position.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption. In 2013, FASB has issued ASU No. 2013-01 through ASU 2013-11, which is not expected to have a material impact on the consolidated financial statements upon adoption.

3. STOCKHOLDERS’ EQUITY

Common Stock

On May 29, 2013, the Company issued 49,850,000 shares of common stock as founder shares to Pilot International Investment Co., Ltd. (“Pilot International”) at par value.

Preferred Stock

The Company has the authority to issue up to a total of twenty million (20,000,000) shares of blank check preferred stock with a par value of $0.001 per share. The preferred stock shall have such designations, voting powers, preferences and relative participating optional or other special rights which shall be designated in such series or amounts as the qualifications, limitations and restrictions thereof shall be determined by the board of directors of the Corporation

Statutory Reserve

The Company’s China-based subsidiaries to be set up and VIEs to be acquired are required to make appropriations to certain non-distributable reserve funds.

Pursuant to the China Foreign Investment Enterprises laws, the Company’s China-based subsidiaries to be set up, which are called wholly foreign-owned enterprises (“WFOEs”), have to make appropriations from their after-tax profit as determined under generally accepted accounting principles in the PRC (the “after-tax-profit under PRC GAAP”) to non-distributable reserve funds, including (i) general reserve fund and (ii) staff bonus and welfare fund. Each year, at least 10% of the after-tax-profit under PRC GAAP is required to be set aside as general reserve fund until such appropriations for the fund equal 50% of the paid-in capital of the applicable entity. The appropriation for the other two reserve funds is at the Company’s discretion as determined by the Board of Directors of each entity.

68

Pursuant to the China Company Laws, the Company’s China-based subsidiaries to be acquired, which are called domestically funded enterprises, as well as the Company’s VIEs, have to make appropriations from their after-tax-profit under PRC GAAP to non-distributable reserve funds, including a statutory surplus fund and a discretionary surplus fund. Each year, at least 10% of the after-tax-profit under PRC GAAP is required to be set aside as a statutory surplus fund until such appropriations for the fund equal 50% of the registered capital of the applicable entity. The appropriation for the discretionary surplus fund is at the Company’s discretion as determined by the Board of Directors of each entity.

General reserve and statutory surplus funds are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company. Staff welfare and bonus fund are restricted to capital expenditures for the collective welfare of employees. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor are they allowed for distribution except under liquidation.

As of June 30, 2013, there was no profit appropriation to the statutory surplus fund or general reserve fund.

Furthermore, cash transfers from the Company’s PRC subsidiaries to its subsidiaries outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may restrict the ability of the PRC subsidiaries and consolidated affiliated entities to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy their foreign currency denominated obligations.

4. INCOME TAXES

a) United States of America

69

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

As of June 30, 2013, the Company in the United States had $117,560 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years. The deferred tax assets at June 30, 2013 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $17,634, a reserve equal to the amount of deferred income taxes has been established at June 30, 2013. The Company has provided 100% valuation allowance to the deferred tax assets as of June 30, 2013 of $17,634.

b) Cayman Islands Tax

C&V is a company incorporated in Cayman Islands. Under the current Cayman Island laws, C&V is not subject to tax on income or capital gain. In addition, upon payments of dividends by the Company to its stockholders, no Cayman Islands withholding tax is imposed.

c) Hong Kong Tax

WINHA Investment is incorporated in Hong Kong. WINHA Investment did not earn any income derived in Hong Kong from its date of incorporation to June 30, 2013, and therefore was not subject to Hong Kong Profits Tax.

5. SUBSEQUENT EVENT

In accordance with ASC Topic 855-10, the Company has analyzed its operation subsequent to June 30, 2013 to the date these financial statements were issued. The subsequent events are as below:

Shenzhen WINHA Information Technology Company, Ltd. (“Shenzhen WINHA”), a wholly foreign-owned enterprise of the Company, was incorporated in Shenzhen, PRC, on July 26, 2013.

On August 1, 2013, we obtained the controlling interest of Zhongshan WINHA Electronic Commerce Company Limited (“Zhongshan WINHA”) via Shenzhen WINHA through a series of contractual arrangements including:

•	exclusive business cooperation agreement, through which Zhongshan WINHA appoints Shenzhen WINHA as its exclusive services provider to provide Zhongshan WINHA with comprehensive services and the service fee shall be determined by the parties through negotiation. In addition, Zhongshan WINHA grants Shenzhen WINHA an irrevocable and exclusive option to purchase from Zhongshan WINHA at Shenzhen WINHA’s sole discretion, any or all of the assets and business of Zhongshan WINHA at the lowest purchase price permitted by PRC law. Unless terminated due to the failure to renew the operation term of Shenzhen WINHA or Zhongshan WINHA as such application to renew the operation term is not approved by competent government authorities or terminated in writing by Shenzhen WINHA, this agreement shall remain effective;

•	exclusive option agreements executed by Shenzhen WINHA, Zhongshan WINHA and each stockholder of Zhongshan WINHA, according to which Shenzhen WINHA has an irrevocable and exclusive right to purchase the equity interests in Zhongshan WINHA at Shenzhen WINHA’s sole and absolute discretion to the extent permitted by Chinese laws. The purchase price of all of the equity interest of Zhongshan WINHA held by each of its stockholders is equal to the loan borrowed by each stockholder of Zhongshan WINHA from Shenzhen WINHA. These agreements shall remain effective until all equity interests held by each shareholder of Zhongshan WINHA in Zhongshan WINHA have been transferred or assigned to Shenzhen WINHA and/or any other person designated by Shenzhen WINHA in accordance with these agreements;

•	loan agreements, pursuant to which Shenzhen WINHA extends a loan to each stockholder of Zhongshan WINHA respectively and the loan shall be repaid by the stockholders by transferring all equity interest in Zhongshan WINHA to Shenzhen WINHA, and any proceeds herefrom shall be used to repay the loan to Shenzhen WINHA. These agreements shall expire upon the date of full performance by each party of their respective obligations under these agreements unless Shenzhen WINHA exercises its right to terminate these agreements due to any material breach of these agreements by any shareholder of Zhongshan WINHA;

•	equity interest pledge agreements, pursuant to which each stockholder of Zhongshan WINHA pledges all of his/her equity interest in Zhongshan WINHA and all of the equity interest hereafter acquired by him/her in favor of Shenzhen WINHA to secure Zhongshan WINHA and its stockholders’ obligations under these contractual arrangements and, if Zhongshan WINHA or any of its stockholders breach any of their contractual obligations under these arrangements, Shenzhen WINHA will be entitled to exercise the pledge. These agreements shall remain effective until all Parties have performed their respective obligations under these agreements or Shenzhen WINHA exercises its right to terminate these agreements due to any material breach of these agreements by Zhongshan WINHA or any of its shareholders.;

•	powers of attorney executed by each stockholder of Zhongshan WINHA who appoints Shenzhen WINHA to be its attorney-in-fact, and to vote on its behalf on all the matters concerning Zhongshan WINHA that may require stockholders’ approval. These powers of attorney shall be irrevocable and continuously effective and valid upon execution during the period that the undersigned remain shareholders of Zhongshan WINHA; and

70

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US Dollars)

•	spousal consent letters executed by spouses of certain stockholders of Zhongshan WINHA, acknowledging that a certain percentage of the equity interest in Zhongshan WINHA held by those spouses will be disposed of pursuant to the exclusive option agreement and the equity interest pledge agreement.

Zhongshan WINHA Electronic Commerce Company Limited (“the Company”) was incorporated in Zhongshan city, PRC on April 28, 2013. It is to build and operate a retail network of local specialty products from different regions across China primarily through its website, mobile store, and retail stores.

On August 1, 2013, Chung Yan Winnie Lam, our President and sole director as well as the sole stockholder of PILOT International, entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA International achieves certain performance thresholds in each given time period. On August 1, 2013, Ms. Lam entered into a Power of Attorney with Ms. Lai to grant Ms. Lai as her agent, attorney and proxy to exercise any and all stockholder rights with the same powers in respect of all the shares of PILOT International on any and all matters on behalf of Ms. Lam.

Pursuant to the Share Transfer Agreement and Power of Attorney, as well as the contractual control of Zhongshan WINHA by the Company (the “Restructuring”), Ms. Lai, who also had controlling interest of Zhongshan WINHA with ownership of 70.2% of its shares, was deemed to have retained financial controlling interests in the combined entity, and the combined entity remained under common control. As a result, the Restructuring was accounted for as a recapitalization of entities under common control.

On August 16, 2013, we completed a private placement transaction with a group of investors.   Pursuant to the Subscription Agreement with the investors, we issued to the investors an aggregate of 139,500 shares of common stock for an aggregate purchase price of $13,950, or $0.10 per share.

On September 9, 2013, PILOT International, the Company’s principal stockholder, transferred 499,895 shares of the Company’s common stock held by it, to Albeck Financial Services and as partial compensation for business consulting services rendered by Albeck Financial Services to the Company.

On September 9, 2013, PILOT International, the Company’s principal stockholder, transferred 499,895 shares of the Company’s common stock held by it, to Alta Capital Partners as partial compensation for business consulting services rendered by Alta Capital Partners to the Company.

On October 23, 2013, the stockholders of Zhongshan WINHA made additional capital contribution to Zhongshan WINHA of RMB 1,000,000, or approximately $164,204, which has been registered with Zhongshan Bureau Administration for Industry and Commerce on November 5. 2013, Zhongshan WINHA has completed the amendment procedures to the registration of equity interest pledge on December 27, 2013.

In December 2013, the Company decided to unwind the six existing franchise stores and keep the Company’s physical distribution channel free of franchise stores until the Company is fully in compliance with the PRC laws and regulation of commercial franchise. Consequently, the Company terminated all the existing franchise agreements and refunded the collected website construction and maintenance fees. Even though the existing franchise agreements were terminated, the Company keeps the option of franchise model open.

The Company sources products from over 50 direct suppliers across 15 provinces, and hence the termination of franchise stores would not disrupt the Company’s supply chain.

71

To the Board of Directors and Shareholders

of Zhongshan WINHA Electronic Commerce Company Limited

We have audited the accompanying balance sheet of Zhongshan WINHA Electronic Commerce Company Limited (the “Company”), a development stage company, as of June 30, 2013, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the period from April 28, 2013 (inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of June 30, 2013, and the results of its operations and its cash flows for the period from April 28, 2013 (inception) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has a net loss and an accumulated deficit as of June 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

New York, New York

September 9, 2013, except for revised disclosures as explained in Note 2, which is dated January 23, 2014

72

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEET

(Stated in US Dollars)

As of June 30, 2013

ASSETS
Current Assets
Cash and cash equivalents	$120,381
Other receivables	2,757
Prepayments	2,281
Total Current Assets	125,419

Intangible assets	8,147
Total Assets	$133,566

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities
Accrued expenses and other payables	$10,748
Total Current Liabilities	10,748

Total Liabilities	10,748

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Paid-in capital	162,916
Deficit accumulated during the development stage	(40,105)
Accumulated other comprehensive income	7
Total Stockholders’ Equity	122,818

Total Liabilities and Stockholders’ Equity	$133,566

The accompanying notes are an integral part of these financial statements.

73

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

For the Period from April 28, 2013 (inception) through June 30, 2013

Operating expenses
General and administrative expenses	$40,105

Loss from operations	(40,105)

Loss before provision of income taxes	(40,105)

Provision for income taxes	-
Net loss	(40,105)

Other comprehensive income
Foreign currency translation adjustment	7
Comprehensive loss	$(40,098)

The accompanying notes are an integral part of these financial statements.

74

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF EQUITY

FOR THE PERIOD FROM APRIL 28, 2013 (INCEPTION) TO JUNE 30, 2013

(Stated in US Dollars)

			Accumulated other
	Paid-in	Accumulated	comprehensive	Total Stockholders’
	capital	deficit	income	Equity
Balance, April 28, 2013 (inception)	$-	$-	$-	$-

Capital contribution from stockholders	162,916	-	-	162,916

Net loss for the period	-	(40,105)	-	(40,105)

Foreign currency translation adjustment	-	-	7	7

Balance, June 30, 2013	$162,916	$(40,105)	$7	$122,818

The accompanying notes are an integral part of these financial statements.

75

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF CASH FLOWS

(Stated in US Dollars)

For the period from April 28, 2013 (inception) through June 30, 2013
Cash flows from operating activities
Net loss	$(40,105)
Changes in operating assets and liabilities
Other receivables	(2,756)
Prepayments	(2,280)
Accrued expenses and other payables	10,744
Net cash used in operating activities	(34,397)

Cash flows from investing activities
Intangible assets	(8,144)
Net cash used in investing activities	(8,144)

Cash flows from financing activities
Capital contribution from stockholders	162,916
Net cash provided by financing activities	162,916

Effect of exchange rate change on cash and cash equivalents	6
Net increase in cash and cash equivalents	120,381

Cash and cash equivalents, beginning balance	-
Cash and cash equivalents, ending balance	$120,381

Supplement disclosure of cash flow information
Interest expense paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

76

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Zhongshan WINHA Electronic Commerce Company Limited (“the Company” or “Zhongshan WINHA”) was incorporated in Zhongshan city, PRC on April 28, 2013.

The Company is a retailer of local specialty products from different regions across China, selling through physical franchise stores, its website, mobile store, and set-top boxes for television sets. Our innovative business model utilizes a multi-channel shopping platform to sell locally-produced food, beverages, and arts and crafts that are well-known across China. Through our comprehensive shopping platform, we provide customers with access to a large variety of local products that can typically only be found in local stores or markets in specific regions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with the Accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.

The Company’s fiscal yearend is March. 31.

Revised Disclosure

Subsequent to original issuance date, September 9, 2013, the following revised disclosures have been made:

Note 7 – Subsequent event, (1) to disclose additional capital contribution to Zhongshan WINHA and the Zhongshan WINHA’s completion of the amendment procedures to the registration of equity interest pledge on December 27, 2013; (2) to disclose the Company’s decision to unwind the franchise stores.

Going Concern, Management’s Plans and Liquidity

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s operations resulted in a net loss of $40,105 and used cash in operations of $34,397 during the period from April 28, 2013 (inception) to June 30, 2013. As of June 30, 2013, the Company had an accumulated deficit of $40,105.

In the course of its development activities, the Company continues to sustain losses and has not generated any revenues. The Company expects to finance operations primarily through capital contributions from a principal stockholder. The Company estimates that their cash and cash equivalents are sufficient to fund  operations for the next six months. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal stockholder has indicated the intent to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

The Company was a development stage entity as of June 30, 2013. No significant estimates and assumptions have been made in the preparation of financial statements.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

77

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of June 30, 2013.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, "Accounting for Website Development Costs" ("ASC 350-50"), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.

2)	Development stage (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)	Operating stage, whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

The Company capitalized a total of $8,147 of website development costs as intangible assets for the period from April 28, 2013 (inception) to June 30, 2013, related to its online sale platform which have been incurred pursuant to the development stage of graphics.

Comprehensive Loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the period from April 28 (inception) through June 30, 2013, the Company’s comprehensive income includes net loss and foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is the Chinese Renminbi (“RMB”).

The reporting currency of the Company is the US$.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on retranslation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at June 30, 2013, the Company’s cash and cash equivalents comprised of cash in bank of $120,381. All of the Company’s cash deposit is held in a financial institution located in PRC where there is currently no regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

78

Revenue Recognition

The Company develops local franchisees across the country. The Company, through its franchisees, markets the local specialty goods through the following four channels:

•	Franchise stores –The Company collects annual franchise fee from each franchisee for its services including but not limited to management, marketing and consulting. The Company accounts for franchise fee revenue on a deferred basis, whereby revenue is recognized ratably over the one-year agreement period. As of June 30, 2013, there were no annual franchise fee collected and no franchise revenue was recorded.

•	Online Store – Each franchise owner is required to pay us a website construction and maintenance fee. The Company accounts for this website construction and maintenance fee revenue on a deferred basis, whereby revenue is recognized ratably over the service agreement period.

•	Mobile store –Revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

•	Set-Top Box Store – Customers can browse the Company’s products on a television set (TV) screen if they choose to install a pre-programmed set-top box on their TVs without additional charge. A set-top box turns a TV into a display device, and customers with a set-top box pre-programmed with our product information can view and select products and complete purchases on a TV screen, among other functions of set-top boxes such as accessing internet web pages, streaming videos and movies, and playing games. Commission revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Under related PRC laws and regulations, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources, the franchisor, allows such business resources to be used by another business operator, the franchisee, through contract and the franchisee follows the uniform business model to conduct business operation and pays franchising fees according to the contract to conduct commercial franchising activities.  A franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China.  Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 100,000to RMB 500,000, and/or may be bulletined by Ministry of Commerce of China, or the MOFCOM or its local counterparts.  In addition, franchisors shall carry out record-filing with MOFCOM or its counterparts within 15 days upon executing the first franchise contract. Failure to comply with such requirement shall be subject to fines ranging from RMB 10,000 to RMB 100,000. We may be recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model. We do not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts until June 30, 2013. Therefore, we may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 10,000to RMB 500,000 and may be bulletined by MOFCOM or its local counterparts. However, we are arranging to establish two or more self-operated storefronts and will attempt to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We are looking for appropriate premises for our self-operated stores currently and have established one self-operated storefront in December 2013. We plan to establish a second storefront in the first quarter of 2014. It is roughly estimated that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. Until we become compliant with the relevant PRC laws and regulations, we do not plan to develop any franchise stores.

79

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

Membership Reward Program

The Company has a membership points program in which the Company awards the points to the customers when they firstly join the program. The customers also earn one point for each Renminbi spent at the online stores or mobile store.

Under the membership points program, the points earned can be used to pay for future purchases at online store or mobile store. The membership points never expire and cannot be exchanged for cash. Due to lack of historical data, the Company cannot fairly estimate the percentage of breakage.

The free points offered when the customers firstly join the membership program are recorded as reduction of revenues at the time of use.

Regarding the points which the customers earn from the cash spent on the online store or mobile store, the Company allocates the transaction price to the product and the points on a relative standalone selling price basis whereas the portion of the points will be recognized upon redemption. The Company accrues liabilities for the estimated value of the points earned and expected to be redeemed. The accrual is based on all outstanding reward points related to prior purchases at the end of each reporting period, as the Company does not currently have sufficient historical data to reasonably estimate the usage rate of these reward points. These liabilities reflect our management’s best estimate of the cost of future redemptions. No deferred revenue was recorded for the period ended June 30, 2013.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalties or interest relating to income taxes have been incurred during the period from April 28, 2013 (inception) to June 30, 2013. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In 2013, FASB has issued ASU No. 2013-01 through ASU 2013-11, which is not expected to have a material impact on the consolidated financial statements upon adoption.

80

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

3. INTANGIBLE ASSETS

Intangible assets consist of ongoing website development. Intangible assets were $8,147 as of June 30, 2013. No amortization expense was recorded during the period from April 28, 2013 (inception) through June 30, 2013 since the website development was not completed.

4. STATUTORY RESERVE

The Company is required to make appropriations to certain non-distributable reserve funds.

Pursuant to the China Company Laws, the Company which is a domestically funded enterprise, has to make appropriations from their after-tax-profit under PRC GAAP to non-distributable reserve funds, including a statutory surplus fund and a discretionary surplus fund. Each year, at least 10% of the after-tax-profit under PRC GAAP is required to be set aside as a statutory surplus fund until such appropriations for the fund equal 50% of the registered capital of the applicable entity. The appropriation for the discretionary surplus fund is at the Company’s discretion as determined by the Board of Directors of each entity.

Statutory surplus funds and discretionary surplus funds are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company.

As of June 30, 2013, there was no profit appropriation to the statutory surplus fund.

5. INCOME TAXES

As of June 30, 2013, the Company in PRC had $40,105 in net operating loss carry forwards available to offset future taxable income. The deferred tax assets at June 30, 2013 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $10,026, a reserve equal to the amount of deferred income taxes has been established at June 30, 2013. The Company has provided 100% valuation allowance to the deferred tax assets as of June 30, 2013 of $10,026.

6. OPERATING LEASE COMMITMENTS

The total future minimum lease payments under non-cancellable operating lease with respect to office  and server as of June 30, 2013 was payable as follows:

Remaining 2013	$8,200
2014	16,399
2015	16,399
2016	4,100
Total	$45,098

Rental expense of the Company from inception to June 30, 2013 was $4,094.

7. SUBSEQUENT EVENT

In accordance with ASC Topic 855-10, the Company has analyzed its operation subsequent to June 30, 2013 to the date these financial statements were issued. The subsequent events are as below:

81

On August 1, 2013, Shenzhen WINHA Information Technology Company, Ltd. (“Shenzhen WINHA”), a wholly foreign-owned enterprise of WINHA International Investment Holdings Company Limited (“WINHA International”), obtained the controlling interest of the Company through a series of contractual arrangements including:

•	an exclusive business cooperation agreement, through which Zhongshan WINHA appoints Shenzhen WINHA as its exclusive services provider to provide Zhongshan WINHA with comprehensive services and the service fee shall be determined by the parties through negotiation. In addition, Zhongshan WINHA grants Shenzhen WINHA an irrevocable and exclusive option to purchase from Zhongshan WINHA at Shenzhen WINHA’s sole discretion, any or all of the assets and business of Zhongshan WINHA at the lowest purchase price permitted by PRC law. Unless terminated due to the failure to renew the operation term of Shenzhen WINHA or Zhongshan WINHA as such application to renew the operation term is not approved by competent government authorities or terminated in writing by Shenzhen WINHA, this agreement shall remain effective;

•	exclusive option agreements executed by Shenzhen WINHA, Zhongshan WINHA and each stockholder of Zhongshan WINHA, according to which Shenzhen WINHA has an irrevocable and exclusive right to purchase the equity interests in Zhongshan WINHA at Shenzhen WINHA’s sole and absolute discretion to the extent permitted by Chinese laws. The purchase price of all of the equity interest of Zhongshan WINHA held by each of its stockholders is equal to the loan borrowed by each stockholder of Zhongshan WINHA from Shenzhen WINHA. These agreements shall remain effective until all equity interests held by each shareholder of Zhongshan WINHA in Zhongshan WINHA have been transferred or assigned to Shenzhen WINHA and/or any other person designated by Shenzhen WINHA in accordance with these agreements;

•	loan agreements, pursuant to which Shenzhen WINHA extends a loan to each stockholder of Zhongshan WINHA respectively and the loan shall be repaid by the stockholders by transferring all equity interest in Zhongshan WINHA to Shenzhen WINHA, and any proceeds herefrom shall be used to repay the loan to Shenzhen WINHA. These agreements shall expire upon the date of full performance by each party of their respective obligations under these agreements unless Shenzhen WINHA exercises its right to terminate these agreements due to any material breach of these agreements by any shareholder of Zhongshan WINHA;

•	equity interest pledge agreements, pursuant to which each stockholder of Zhongshan WINHA pledges all of his/her equity interest in Zhongshan WINHA and all of the equity interest hereafter acquired by him/her in favor of Shenzhen WINHA to secure Zhongshan WINHA and its stockholders’ obligations under these contractual arrangements and, if Zhongshan WINHA or any of its stockholders breach any of their contractual obligations under these arrangements, Shenzhen WINHA will be entitled to exercise the pledge. These agreements shall remain effective until all Parties have performed their respective obligations under these agreements or Shenzhen WINHA exercises its right to terminate these agreements due to any material breach of these agreements by Zhongshan WINHA or any of its shareholders.

•	powers of attorney executed by each stockholder of Zhongshan WINHA who appoints Shenzhen WINHA to be its attorney-in-fact, and to vote on its behalf on all the matters concerning Zhongshan WINHA that may require stockholders’ approval. These powers of attorney shall be irrevocable and continuously effective and valid upon execution during the period that the undersigned remain shareholders of Zhongshan WINHA; and

82

ZHONGSHAN WINHA ELECTRONIC COMMERCE COMPANY LIMITED

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

•	spousal consent letters executed by spouses of certain stockholders of Zhongshan WINHA, acknowledging that a certain percentage of the equity interest in Zhongshan WINHA held by those spouses will be disposed of pursuant to the exclusive option agreement and the equity interest pledge agreement.

On August 1, 2013, Chung Yan Winnie Lam, the President and sole director of WINHA International, as well as the sole stockholder of Pilot International Investment Co., Ltd. (“Pilot International”), which wholly owned WINHA International, entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA International achieves certain performance thresholds in each given time period. On August 1, 2013, Ms. Lam entered into a Power of Attorney with Ms. Lai to grant Ms. Lai as her agent, attorney and proxy to exercise any and all stockholder rights with the same powers in respect of all the shares of PILOT International on any and all matters on behalf of Ms. Lam.

Pursuant to the Share Transfer Agreement and Power of Attorney, as well as the contractual control of Zhongshan WINHA by the WINHA International (the “Restructuring”), Ms Lai, who also had controlling interest of Zhongshan WINHA with ownership of 70.2% of its shares, was deemed to have retained financial controlling interests in the combined entity, and the combined entity remained under common control. As a result, the Restructuring was accounted for as a recapitalization of entities under common control.

On October 23, 2013, the stockholders of Zhongshan WINHA made additional capital contribution to Zhongshan WINHA of RMB 1,000,000, or approximately $164,204, which has been registered with Zhongshan Bureau Administration for Industry and Commerce on November 5. 2013, The Company has completed the amendment procedures to the registration of equity interest pledge on December 27, 2013.

In December 2013, the Company decided to unwind the six existing franchise stores and keep the Company’s physical distribution channel free of franchise stores until the Company is fully in compliance with the PRC laws and regulation of commercial franchise. Consequently, the Company terminated all the existing franchise agreements and refunded the collected website construction and maintenance fees. Even though the existing franchise agreements were terminated, the Company keeps the option of franchise model open.

The Company sources products from over 50 direct suppliers across 15 provinces, and hence the termination of franchise stores would not disrupt the Company’s supply chain.

83

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On August 1, 2013, Shenzhen WINHA Information Technology Company, Ltd. (“Shenzhen WINHA”), the WINHA International Investment Holdings Company Limited’s (“WINHA International” or “the Company”) wholly foreign-owned entity, and Zhongshan WINHA Electronic Commerce Company Limited (“Zhongshan WINHA”) entered into a series of agreements known as variable interest agreement (the "VIE Agreements"), pursuant to which Zhongshan WINHA became Shenzhen WINHA’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

On August 1, 2013, Chung Yan Winnie Lam, our President and sole director as well as the sole stockholder of Pilot International Investment Co., Ltd. (“Pilot International”), entered into a Share Transfer Agreement with Zening Lai, the director of PILOT International, pursuant to which Ms. Lam agreed to grant to Ms. Lai an option to purchase 100% of the outstanding ordinary shares of PILOT International currently held by Ms. Lam in three installments, provided that WINHA International achieves certain performance thresholds in each given time period. On August 1, 2013, Ms. Lam entered into a Power of Attorney with Ms. Lai to grant Ms. Lai as her agent, attorney and proxy to exercise any and all stockholder rights with the same powers in respect of all the shares of PILOT International on any and all matters on behalf of Ms. Lam.

Pursuant to the Share Transfer Agreement and Power of Attorney, as well as the contractual control of Zhongshan WINHA by the Company (the “Restructuring”), Ms Lai, who also had controlling interest of Zhongshan WINHA with ownership of 70.2% of its shares, is deemed to have retained financial controlling interests in the combined entity, and the combined entity remains under common control. As a result, the Restructuring is accounted for as a recapitalization of entities under common control.

The accounting effect of the VIE Agreements between Shenzhen WINHA and Zhongshan WINHA is to cause the balance sheets and financial results of Zhongshan WINHA to be consolidated with those of the Company, with respect to which Zhongshan WINHA is now a variable interest entity. Since the Company and its VIE, Zhongshan WINHA were under common control at the time when the VIE Agreements were executed, the financial statements included in this unaudited pro forma reflect the combination of the balance sheet items and results of operations of Zhongshan WINHA and the Company since the inception of the Company.

The following unaudited pro forma condensed combined financial information has been prepared assuming that the recapitalization of entities under common control had occurred (i) at April 15, 2013 (inception of the Company) and (ii) at June 30, 2013 for the pro forma balance sheet.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and do not purport to be indicative of the financial condition that would have resulted if the recapitalization of entities under common control would have existed on April 15, 2013 (inception of the Company).

The historical financial statements of the Company, Shenzhen WINHA and Zhongshan WINHA have each been prepared under accounting principles generally accepted in the United States of America (“U.S. GAAP”) and presented in U.S. dollars. The unaudited pro forma condensed combined financial statements included herein are therefore prepared under U.S. GAAP and presented in U.S. dollars.

84

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2013

(Development stage enterprises)

(Stated in US Dollars, except number of shares)

	the Company (1a)	Shenzhen WINHA (1b)	Zhongshan WINHA (1c)	Pro Forma adjustment		Pro Forma Combined

ASSETS
Current Assets
Cash and cash equivalents	$64,778	-	120,381			$185,159
Other receivables	-	-	2,757			2,757
Prepayments	-	-	2,281			2,281
Total Current Assets	64,778	-	125,419			190,197

Intangible assets	-	-	8,147			8,147
Total Assets	$64,778	-	133,566			$198,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued expenses and other payables	$18,084	-	10,748			$28,832
Total Liabilities	18,084	-	10,748			28,832

Stockholders’ Equity

Preferred stock	-	-	-			-
Common stock	49,850	-	162,916	(162,916)[2]		49,850
Additional paid-in capital	152,931	-	-	162,916	[2]	315,847
Deficit accumulated during the development stage	(156,061)	-	(40,105)			(196,166)
Accumulated other comprehensive (loss) income	(26)	-	7			(19)
Total Stockholders’ Equity	46,694	-	122,818			169,512

Total Liabilities and Stockholders’ Equity	$64,778	-	133,566			198,344

85

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the period from April 15, 2013 (inception of the Company) to June 30, 2013

(Development stage enterprises)

(Stated in US Dollars, except number of shares)

	the Company 1(a)	Shenzhen WINHA (1b)	Zhongshan WINHA (1c)	Pro Forma Adjustment	Pro Forma Combined

Operating expenses
General and administrative expenses	155,983	-	40,105		196,088
					-
Loss from operations	(155,983)	-	(40,105)		(196,088)
					-
Other expense					-
Finance Costs	(78)	-	-		(78)

Loss before income taxes	(156,061)	-	(40,105)		(196,166)

Provision for income taxes	-	-	-		-
Net loss	(156,061)	-	(40,105)		(196,166)
					-
Other comprehensive (loss) income					-
Foreign currency translation adjustment	(26)	-	7		(19)
Comprehensive loss	$(156,087)	-	(40,098)		(196,185)
					-
Loss per share
Basic and diluted	$(0.00)	-	-		(0.00)

Weighted average shares outstanding
Basic and diluted	49,850,000	-	-		49,850,000

86

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2013, and the unaudited pro forma condensed combined statements of operations for the period from April 15, 2013 (inception of the Company) through June 30, 2013, are based on the historical financial statements of the Company and Zhongshan WINHA after giving effect of the VIE Agreements between the Company, Shenzhen WINHA and Zhongshan WINHA and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Source of financial statements:

1a) Audited financial statements of the Company as of June 30, 2013 and for the period from April 15, 2013 (inception) through June 30, 2013, as filed in this Form S-1.

1b) Since Shenzhen WINHA was incorporated after June 30, 2013, there was no financial statements available as of June 30, 2013.

1c) Audited financial statements of the Zhongshan WINHA as of June 30, 2013 and for the period from April 28, 2013 (inception) through June 30, 2013, as filed in this Form S-1.

2. PRO FORMA ADJUSTMENT

To eliminate Zhongshan WINHA’s historical paid-in capital, assuming the Zhongshan WINHA’s original stockholders will secure the Company’s shares via slow walk arrangement without issuing additional shares by the Company, for the recapitalization of the entities under common control.

87

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(Stated in US Dollars, except number of shares)

As of September 30,
2013

ASSETS
Current Assets:
Cash and cash equivalents	$87,398
Other receivables	59,687
Prepayment	8,790
Total Current Assets	155,875

Non-current Assets:
Fixed assets	$425
Intangible assets	12,157
Total Non-Current Assets	12,582

Total Assets	$168,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Advance from customers *	$53,911
Accrued expenses and other payables *	22,612
Total Current Liabilities	76,523

Total Liabilities	76,523

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock ($0.001 par value, 20,000,000 authorized, zero shares issued and outstanding)	-
Common stock ($0.001 par value, 200,000,000 shares authorized, 49,989,500 shares issued and outstanding as of September 30, 2013)	49,990
Additional paid-in capital	513,810
Deficit accumulated during the development stage	(472,044)
Accumulated other comprehensive loss	178
Total Stockholders’ Equity	91,934

Total Liabilities and Stockholders’ Equity	$168,457

*All of the VIEs' assets can be used to settle obligations of their primary beneficiary. Liabilities recognized as a result of consolidating these VIEs do not represent additional claims on the Company’s general assets (Note 2).

The accompanying notes are an integral part of these unaudited consolidated financial statements.

88

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(Stated in US Dollars, except number of shares)

	July 1, 2013 through September 30, 2013	April 15, 2013 (inception) through September 30, 2013

Operating expenses
Selling expenses	163	163
General and administrative expenses	275,627	471,715

Loss from operations	(275,790)	(471,878)

Other expenses
Finance costs	88	166

Loss before provision of income taxes	(275,878)	(472,044)
Provision for income taxes	-	-

Net loss	(275,878)	(472,044)

Foreign currency translation adjustment	197	178

Comprehensive loss	$(275,681)	$(471,866)

Loss per share
- Basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding
- Basic and diluted	49,919,750	49,887,970

The accompanying notes are an integral part of these unaudited consolidated financial statements.

89

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (UNAUDITED)

(Stated in US Dollars except Number of Shares)

			Additional		Accumulated other	Total
	Number	Common	paid-in	Accumulated	Comprehensive	Stockholders'
	of shares	stock	capital	deficit	loss	Equity
Balance, April 15, 2013 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common shares	49,850,000	49,850	-	-	-	49,850

Additional capital contribution from principal stockholder	-	-	315,847	-	-	315,847

Net loss for the period	-	-	-	(196,166)	-	(196,166)

Foreign currency translation adjustment	-	-	-	-	(19)	(19)

Balance, June 30, 2013	49,850,000	$49,850	$315,847	$(196,166)	$(19)	$169,512

Issuance of common shares	139,500	140	13,810	-	-	13,950

Share-based payments	-	-	99,979	-	-	99,979

Additional capital contribution from principal stockholder	-	-	84,174	-	-	84,174

Net loss for the period	-	-	-	(275,878)	-	(275,878)

Foreign currency translation adjustment	-	-	-	-	197	197

Balance, September 30, 2013	49,989,500	$49,990	$513,810	$(472,044)	$178	$91,934

The accompanying notes are an integral part of these unaudited consolidated financial statements.

90

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Stated in US Dollars)

April 15, 2013 (inception) through September 30, 2013
Cash flows from operating activities
Net loss	$(472,044)
Amortization	204
Issuance of common stocks for compensation	$99,979
Changes in operating liabilities
Other receivables	(59,580)
Advance from customers	53,815
Prepayments	(8,775)
Accrued expenses and other payable	22,593
Net cash used in operating activities	(363,808)

Cash flows from investing activities
Intangible assets	(8,155)
Construction in progress	(4,184)
Purchase of fixed assets	(424)
Net cash used in investing activities	(12,763)

Cash flows from financing activities
Proceeds from issuance of shares	13,950
Proceeds from capital contribution from shareholders	449,870
Net cash provided by financing activities	463,820

Effect of exchange rate change on cash and cash equivalents	149
Net increase in cash and cash equivalents	87,398

Cash and cash equivalents, beginning balance	-
Cash and cash equivalents, ending balance	$87,398

Supplement disclosure of cash flow information
Interest expense paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

91

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Stated in US Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

WINHA International Group Limited (“WINHA International” or “the Company”) was incorporated in Nevada on April 15, 2013. The subsidiaries of the Company and their principal activities are described as follows:

Name of company	Place and date incorporation	Attributable equity interest held	Principal activities

C&V International Holdings Company Limited(“C&V”)	Cayman May 21, 2013	100%	Investment holding

WINHA International Investment Holdings Company Limited(“WINHA Investment”)	Hong Kong May 10, 2013	100%	Investment holding
Shenzhen WINHA Information Technology Company Limited(“Shenzhen WINHA”)	PRC July 26, 2013	100%	Investment holding
Zhongshan WINHA Electronic Commerce Company Limited(“Zhongshan WINHA”)	PRC April 28, 2013	Variable Interest Entity	Retail

WINHA International and its subsidiaries are collectively referred to as the “Company”.

The Company is a retailer of local specialty products from different regions across China, selling through physical franchise stores, its website, mobile store, and set-top boxes for television sets. Our innovative business model utilizes a multi-channel shopping platform to sell locally-produced food, beverages, and arts and crafts that are well-known across China. Through our comprehensive shopping platform, we provide customers with access to a large variety of local products that can typically only be found in local stores or markets in specific regions.

As of September 30, 2013, the Company had not yet started its operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim consolidated financial statements have been prepared in accordance with the Accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.

The interim financial information is unaudited, but reflects all normal adjustments that are, in our opinion, necessary to provide a fair statement of results for the interim periods presented. This interim information should be read in conjunction with the consolidated financial statements for the period ended June 30, 2013.

The Company’s fiscal yearend is March. 31.

Going Concern, Management’s Plans and Liquidity

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s operations resulted in a net loss of $472,044 and used cash in operations of $363,808 during the period from April 15, 2013 (inception) to September 30, 2013. As of September 30, 2013, the Company had an accumulated deficit of $472,044.

In the course of its development activities, the Company continues to sustain losses and has not generated any revenues. The Company expects to finance operations primarily through capital contributions from a principal stockholder. The Company estimates that their cash and cash equivalents are sufficient to fund operations for the next six months. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal stockholder has indicated the intent to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principle of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries and VIE for which it is deemed the primary beneficiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate its VIE in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

The VIE agreement was not consummated until August 1, 2013, however, the purpose and design of the establishment of VIE, Zhongshan WINHA, was to be consolidated under the Companythrough common control. ASC 810-10-25-38F states that a reporting entity’s involvement in the design of a VIE may indicate that the reporting entity had the opportunity and the incentive to establish arrangements that result in the reporting entity being the variable interest holder with the power to direct the activities that most significantly impact the VIE’s economic performance. As both the Company and the acquired VIE, Zhongshan WINHA, are under the common control of Ms. Lai immediately before and after the acquisition, this transaction was accounted for as a merger under common control, using merger accounting as if the merger had been consummated at the beginning of the earliest period presented, and no gain or loss is recognized. All the assets and liabilities of the VIE, Zhongshan WINHA, are recorded at carrying value. Hence, Zhongshan WINHA was consolidated under the Company since its inception due to the purpose and design of its establishment.

The following financial statement amounts and balances of the VIE were included in the accompanying condensed consolidated financial statements as of September 30, 2013 and for the period from April 15, 2013 (inception) through September 30, 2013:

September 30, 2013 (unaudited)
Total assets	86,526
Total liabilities	40,328

April 15, 2013 (inception) through September 30, 2013 (unaudited)
Net loss	147,955

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

The Company was a development stage entity as of September 30, 2013. No significant estimates and assumptions have been made in the preparation of financial statements.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

92

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Stated in US Dollars)

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2013.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, "Accounting for Website Development Costs" ("ASC 350-50"), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.

2)	Development stage (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)	Operating stage, whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

The Company capitalized a total of $12,361 of website development costs as intangible assets for the period from April 15, 2013 (inception) to September 30, 2013, related to its online sale platform which have been incurred pursuant to the development stage of graphics.

Comprehensive Loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the period from April 15 (inception) through September 30, 2013, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of WINHA International is the United States dollar (“US$”); the functional currency of C&V and WINHA Investment is the Hong Kong dollar (“HKD”); the functional currency of Shenzhen WINHA and Zhongshan WINHA is the Chinese Yuan (“RMB”).

The reporting currency of the consolidated financial statements is the US$.

Transactions in currencies other than a consolidated entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on retranslation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these consolidated financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

93

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Stated in US Dollars)

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at September 30, 2013, the Company’s cash and cash equivalents comprised of cash in bank of $87,398. The Company’s cash deposit is held in financial institutions located in PRC and Hong Kong respectively. The Company believes these financial institutions are of high credit quality.

Revenue Recognition

The Company develops local franchisees across the country. The Company, through its franchisees, markets the local specialty goods through the following four channels:

•	Franchise stores –The Company collects annual franchise fee from each franchisee for its services including but not limited to management, marketing and consulting. The Company accounts for franchise fee revenue on a deferred basis, whereby revenue is recognized ratably over the one-year agreement period. For the three months ended September 30, 2013, the Company collected annual franchise fee of $53,911 and recorded the amount as advance from customers. The Company subsequently returned the annual franchise fee collected and no franchise revenue was recorded. The Company does not plan to develop any franchise stores until the Company becomes compliant with the relevant PRC laws and regulations.

•	Online Store – Each franchise owner is required to pay us a website construction and maintenance fee. The Company accounts for this website construction and maintenance fee revenue on a deferred basis, whereby revenue is recognized ratably over the service agreement period.

•	Mobile store –Revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

•	Set-Top Box Store – Customers can browse the Company’s products on a television set (TV) screen if they choose to install a pre-programmed set-top box on their TVs without additional charge. A set-top box turns a TV into a display device, and customers with a set-top box pre-programmed with our product information can view and select products and complete purchases on a TV screen, among other functions of set-top boxes such as accessing internet web pages, streaming videos and movies, and playing games. Commission revenue is recognized on the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

No revenue was recorded for the period from April 15, 2013 (inception) through September 30, 2013.

Under related PRC laws and regulations, commercial franchising refers to the business activities where an enterprise that possesses the registered trademarks, enterprise logos, patents, proprietary technology or any other business resources, the franchisor, allows such business resources to be used by another business operator, the franchisee, through contract and the franchisee follows the uniform business model to conduct business operation and pays franchising fees according to the contract to conduct commercial franchising activities.  A franchisor must have certain prerequisites including a mature business model, the capability to provide long-term business guidance and training services to franchisees and ownership of at least two self-operated storefronts that have been in operation for at least one year within China.  Franchisors engaged in franchising activities without satisfying the above requirements may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 100,000to RMB 500,000, and/or may be bulletined by Ministry of Commerce of China, or the MOFCOM or its local counterparts.  In addition, franchisors shall carry out record-filing with MOFCOM or its counterparts within 15 days upon executing the first franchise contract. Failure to comply with such requirement shall be subject to fines ranging from RMB 10,000 to RMB 100,000. We may be recognized as a commercial franchisor for authorizing other business entities to use our trademark and adopting a uniform business model. We do not own two self-operated storefronts that have been in operation for one year or longer and have not carried out record-filing with MOFCOM or its counterparts until September 30, 2013. Therefore, we may be subject to penalties such as forfeit of illegal income, imposition of fines ranging from RMB 10,000to RMB 500,000 and may be bulletined by MOFCOM or its local counterparts. However, we are arranging to establish two or more self-operated storefronts and will attempt to carry out record-filing with MOFCOM or its local counterparts after our self-operated storefronts operate for one year. We are looking for appropriate premises for our self-operated stores currently and have established one self-operated storefront in December 2013. We plan to establish a second storefront in the first quarter of 2014. It is roughly estimated that we could satisfy the requirements under PRC laws and regulations related to commercial franchising within the first quarter of 2015. Until we become compliant with the relevant PRC laws and regulations, we do not plan to develop any franchise stores.

Membership Reward Program

The Company has a membership points program in which the Company awards the points to the customers when they firstly join the program. The customers also earn one point for each Renminbi spent at the online stores or mobile store.

Under the membership points program, the points earned can be used to pay for future purchases at online store or mobile store. The membership points never expire and cannot be exchanged for cash. Due to lack of historical data, the Company cannot fairly estimate the percentage of breakage.

The free points offered when the customers firstly join the membership program are recorded as reduction of revenues at the time of use.

Regarding the points which the customers earn from the cash spent on the online store or mobile store, the Company allocates the transaction price to the product and the points on a relative standalone selling price basis whereas the portion of the points will be recognized upon redemption. The Company accrues liabilities for the estimated value of the points earned and expected to be redeemed. The accrual is based on all outstanding reward points related to prior purchases at the end of each reporting period, as the Company does not currently have sufficient historical data to reasonably estimate the usage rate of these reward points. These liabilities reflect our management’s best estimate of the cost of future redemptions. No deferred revenue was recorded for the period ended September 30, 2013.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

94

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Stated in US Dollars)

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalties or interest relating to income taxes have been incurred during the period from April 15, 2013 (inception) to September 30, 2013. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Loss per share

Basic loss per share is computed by dividing net earnings by the weighted average number of ordinary shares outstanding during the period from April 15, 2013 (inception) to September 30, 2013. Diluted loss per share is calculated by dividing net earnings by the weighted average number of ordinary and dilutive potential ordinary shares outstanding during the year. Diluted loss per share was the same as basic loss per share due to the lack of dilutive items and the fact that Company is in net loss position.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption. In 2013, FASB has issued ASU No. 2013-01 through ASU 2013-11, which is not expected to have a material impact on the consolidated financial statements upon adoption.

3. INTANGIBLE ASSETS

Intangible assets consist of ongoing website development. Intangible assets were $12,157as of September 30, 2013. Amortization expense of $204 was recorded during the period from April 15, 2013 (inception) through September 30, 2013.

4. STOCKHOLDERS’ EQUITY

Common Stock

On May 29, 2013, the Company issued 49,850,000 shares of common stock as founder shares to Pilot International Investment Co., Ltd. (“Pilot International”) at par value.

On August 16, 2013, the Company completed a private placement transaction with a group of investors.   Pursuant to the Subscription Agreement with the investors, the Company issued to the investors an aggregate of 139,500 shares of common stock..

On September 9, 2013, PILOT International, the Company’s principal stockholder, transferred 499,895 shares of the Company’s common stock held by it, to Albeck Financial Services and as partial compensation for business consulting services rendered by Albeck Financial Services to the Company.

On September 9, 2013, PILOT International, the Company’s principal stockholder, transferred 499,895 shares of the Company’s common stock held by it, to Alta Capital Partners as partial compensation for business consulting services rendered by Alta Capital Partners to the Company.

Preferred Stock

The Company has the authority to issue up to a total of twenty million (20,000,000) shares of blank check preferred stock with a par value of $0.001 per share. The preferred stock shall have such designations, voting powers, preferences and relative participating optional or other special rights which shall be designated in such series or amounts as the qualifications, limitations and restrictions thereof shall be determined by the board of directors of the Corporation

Statutory Reserve

The Company’s China-based subsidiaries to be set up and VIEs to be acquired are required to make appropriations to certain non-distributable reserve funds.

Pursuant to the China Foreign Investment Enterprises laws, the Company’s China-based subsidiaries to be set up, which are called wholly foreign-owned enterprises (“WFOEs”), have to make appropriations from their after-tax profit as determined under generally accepted accounting principles in the PRC (the “after-tax-profit under PRC GAAP”) to non-distributable reserve funds, including (i) general reserve fund and (ii) staff bonus and welfare fund. Each year, at least 10% of the after-tax-profit under PRC GAAP is required to be set aside as general reserve fund until such appropriations for the fund equal 50% of the paid-in capital of the applicable entity. The appropriation for the other two reserve funds is at the Company’s discretion as determined by the Board of Directors of each entity.

Pursuant to the China Company Laws, the Company’s China-based subsidiaries to be acquired, which are called domestically funded enterprises, as well as the Company’s VIEs, have to make appropriations from their after-tax-profit under PRC GAAP to non-distributable reserve funds, including a statutory surplus fund and a discretionary surplus fund. Each year, at least 10% of the after-tax-profit under PRC GAAP is required to be set aside as a statutory surplus fund until such appropriations for the fund equal 50% of the registered capital of the applicable entity. The appropriation for the discretionary surplus fund is at the Company’s discretion as determined by the Board of Directors of each entity.

General reserve and statutory surplus funds are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company. Staff welfare and bonus fund are restricted to capital expenditures for the collective welfare of employees. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor are they allowed for distribution except under liquidation.

As of September 30, 2013, there was no profit appropriation to the statutory surplus fund or general reserve fund.

Furthermore, cash transfers from the Company’s PRC subsidiaries to its subsidiaries outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may restrict the ability of the PRC subsidiaries and consolidated affiliated entities to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy their foreign currency denominated obligations.

5. INCOME TAXES

a) United States of America

95

WINHA INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Stated in US Dollars)

As of September 30, 2013, the Company in the United States had $240,039 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years. The deferred tax assets at September 30, 2013 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $36,005, a reserve equal to the amount of deferred income taxes has been established at September 30, 2013. The Company has provided 100% valuation allowance to the deferred tax assets as of September 30, 2013 of $36,005.

b) Cayman Islands Tax

C&V is a company incorporated in Cayman Islands. Under the current Cayman Island laws, C&V is not subject to tax on income or capital gain. In addition, upon payments of dividends by the Company to its stockholders, no Cayman Islands withholding tax is imposed.

c) Hong Kong Tax

WINHA Investment is incorporated in Hong Kong. WINHA Investment did not earn any income derived in Hong Kong from its date of incorporation to September 30, 2013, and therefore was not subject to Hong Kong Profits Tax.

d) PRC Tax

As of September 30, 2013, the Company in PRC had $147,955 in net operating loss carry forwards available to offset future taxable income. The deferred tax assets at September 30, 2013 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $36,989, a reserve equal to the amount of deferred income taxes has been established at September 30, 2013. The Company has provided 100% valuation allowance to the deferred tax assets as of September 30, 2013 of $36,989.

6. OPERATING LEASE COMMITMENTS

The total future minimum lease payments under non-cancellable operating lease with respect to office  and server as of September 30, 2013 was payable as follows:

Remaining 2013	$4,112
2014	16,446
2015	16,446
2016	4,112
Total	$41,116

Rental expense of the Company from inception to September 30, 2013 was $11,755.

7. SUBSEQUENT EVENT

In accordance with ASC Topic 855-10, the Company has analyzed its operation subsequent to September 30, 2013 to the date these financial statements were issued. The subsequent events are as below:

On October 23, 2013, the stockholders of Zhongshan WINHA made additional capital contribution to Zhongshan WINHA of RMB 1,000,000, or approximately $164,204,which has been registered with Zhongshan Bureau Administration for Industry and Commerce on November 5. 2013, The Company has completed the amendment procedures to the registration of equity interest pledge on December 27, 2013.

In December 2013, the Company decided to unwind the six existing franchise stores and keep the Company’s physical distribution channel free of franchise stores until the Company is fully in compliance with the PRC laws and regulation of commercial franchise. Consequently, the Company terminated all the existing franchise agreements and refunded the collected website construction and maintenance fees. Even though the existing franchise agreements were terminated, the Company keeps the option of franchise model open.

The Company sources products from over 50 direct suppliers across 15 provinces, and hence the termination of franchise stores would not disrupt the Company’s supply chain.

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339,500 SHARES OF COMMON STOCK

WINHA INTERNATIONAL GROUP LIMITED

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is February 5, 2014

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$4
Transfer Agent Fees	$0
Accounting fees and expenses	$53,169
Legal fees and expense	$92,350
Blue Sky fees and expenses	$300
Miscellaneous	$0
Total	$145,823

97

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the initial shareholders. The initial shareholders, however, will pay any other expenses incurred in initial selling of their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

The following sets forth the issuance of unregistered securities by the registrant for the past three years.

Private Placement

On August 16, 2013, for gross subscription proceeds of $13,950 we issued 139,500 shares of our common stock to certain investors.

Issuances of shares to the investors were not registered under the Securities Act. Such issuance of securities was exempt from registration pursuant to Section 4(2) of the 1933 Securities Act, as amended (the “Securities Act”), Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act, and Regulation S promulgated by the SEC under the Securities Act (“Regulation S”).

For issuances of shares exempt from registration pursuant to Regulation D, the Company made the determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D or a purchaser of the nature as described in Rule 506 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

98

For issuances of shares exempt from registration pursuant to Regulation S, the Company made the determination based upon the factors that such shareholders were not “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, that such shareholders were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation**
3.2	By-laws**
5.1	Opinion of Szaferman, Lakind, Blumstein &Blader, P.C.
10.1	Form of Subscription Agreement dated August 16, 2013**
10.2	English Translation of Form Franchise Partnership Agreement**
10.3	Exclusive Business Cooperation Agreement dated August 1, 2013**
10.4	Form of Exclusive Option Agreement**
10.5	Form of Loan Agreement **
10.6	Form of Equity Interest Pledge Agreement**
10.7	Form of Power of Attorney **
10.8	Form of Spousal Consent**
10.9	English Translation of Modified Form Franchise Partnership Agreement**
23.1	Consent of Marcum Bernstein &Pinchuk LLP related to audit of the Company’s financial statements
23.2	Consent of Marcum Bernstein &Pinchuk LLP related to audit of Zhongshan WINHA’s financial statements
23.3	Consent of Counsel (included in Exhibit 5.1 hereto)

** Previously filed.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WINHA International Group Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shenzhen, China, on this 5th day of February, 2014.

WINHA International Group Limited

	By:	/s/ Chung Yan Winnie Lam
Chung Yan Winnie Lam
February 5, 2014		President

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In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Chung Yan Winnie Lam	President and Sole Director	February 5, 2014
Chung Yam Winnie Lam	(Principal executive officer, principal financial officer, and principal accounting officer)

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